                                                                   Exhibit 10.72



                                                                [EXECUTION COPY]






                         SECURITIES PURCHASE AGREEMENT,


                                   dated as of


                                February 4, 2000,


                                      among


                        RAILAMERICA TRANSPORTATION CORP.


                               RAILAMERICA, INC.,
                         PALM BEACH RAIL HOLDING, INC.,
                                       and
                          THE GUARANTORS PARTY HERETO,


                                       and


                          THE PURCHASERS PARTY HERETO.

                               PURCHASE AGREEMENT
                                TABLE OF CONTENTS


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                                    ARTICLE I

                                   DEFINITIONS

Section 1.1   Definitions.........................................................................   1
Section 1.2   Incorporated Definition.............................................................  10

                                   ARTICLE II

              PURCHASE AND SALE OF SECURITIES; TERMS OF SECURITIES

Section 2.1   Commitment to Purchase..............................................................  10
Section 2.2   Takedown Procedures.................................................................  11
Section 2.3   Fees................................................................................  11
Section 2.4   Mandatory Termination of Commitments................................................  12
Section 2.5   Interest............................................................................  12
Section 2.6   Maturity of Notes; Prepayment of Notes..............................................  13
Section 2.7   Taxes...............................................................................  16

                                   ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
                 HOLDINGS, INTERMEDIATE HOLDINGS AND THE COMPANY

Section 3.1   Incorporation of Representations and Warranties in Incorporated
                  Agreement.......................................................................  19
Section 3.2   Authorization, Execution and Enforceability.........................................  20
Section 3.3   Capitalization......................................................................  20
Section 3.4   Solicitation........................................................................  20
Section 3.5   Non-fungibility.....................................................................  21

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
                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF PURCHASERS


Section 4.1   Purchase for Investment; Authority; Binding Agreement...............................  21

                                    ARTICLE V

                        CONDITIONS PRECEDENT TO PURCHASE

Section 5.1   Conditions to Purchasers' Obligation at Takedown....................................  22
Section 5.2   Conditions to the Company's Obligations.............................................  27

                                   ARTICLE VI

                                    COVENANTS

Section 6.1   Incorporation of Affirmative Covenants from the Incorporated
                  Agreement.......................................................................  28
Section 6.2   Incorporation of Negative Covenants from the Incorporated
                  Agreement.......................................................................  28
Section 6.3   Investment Company Act..............................................................  29
Section 6.4   Use of Proceeds.....................................................................  29
Section 6.5   Restrictions on Certain Amendments..................................................  29
Section 6.6   No Senior Subordinated Debt.........................................................  29
Section 6.7   Permanent Financing.................................................................  30
Section 6.8   Additional Guarantors...............................................................  30
Section 6.9   Syndication Efforts.................................................................  30

                                   ARTICLE VII

                                EVENTS OF DEFAULT

Section 7.1   Events of Default Defined; Acceleration of Maturity; Waiver of
                  Default.........................................................................  31

                                  ARTICLE VIII

                             LIMITATION ON TRANSFERS

Section 8.1   Restrictions on Transfer............................................................  33
Section 8.2   Restrictive Legends.................................................................  33
Section 8.3   Notice of Proposed Transfers........................................................  34
Section 8.4   Right to Sell, Transfer or Assign Notes.............................................  34
Section 8.5   Replacement Notes...................................................................  35


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                                   ARTICLE IX

                                  SUBORDINATION

Section 9.1    Notes Subordinated to Designated Senior Debt........................................  35
Section 9.2    No Payment on Notes in Certain Circumstances........................................  35
Section 9.3    Notes Subordinated to Prior Payment of all Designated Senior Debt
                   on Dissolution, Liquidation or Reorganization...................................  36
Section 9.4    Holders to be Subrogated to Rights of Holders of Designated Senior
                   Debt............................................................................  38
Section 9.5    Obligations of the Company Unconditional............................................  38
Section 9.6    Subordination Rights not Impaired by Acts or Omissions of the
                   Company or Holders of Designated Senior Debt....................................  38
Section 9.7    Not to Prevent Events of Default....................................................  39
Section 9.8    Miscellaneous.......................................................................  39

                                    ARTICLE X

                                   GUARANTEES

Section 10.1   Guarantees..........................................................................  39
Section 10.2   Subordination of Guarantees.........................................................  41
Section 10.3   Limitation on Guarantor Liability...................................................  41
Section 10.4   Consolidation or Merger of Guarantors...............................................  41
Section 10.5   Release of Guarantors...............................................................  42

                                   ARTICLE XI

                                  MISCELLANEOUS

Section 11.1   Notices.............................................................................  42
Section 11.2   No Waivers; Amendments..............................................................  42
Section 11.3   Indemnification.....................................................................  42
Section 11.4   Expenses............................................................................  45
Section 11.5   Payment.............................................................................  45
Section 11.6   Successors and Assigns..............................................................  45
Section 11.7   Brokers.............................................................................  45
Section 11.8   New York Law; Submission to Jurisdiction; Waiver of Jury Trial......................  45
Section 11.9   Severability........................................................................  46
Section 11.10  Counterparts........................................................................  46
Section 11.11  Confidentiality.....................................................................  46


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
Section 11.12  Survival of Representations and Warranties..........................................  47
Section 11.13  Construction........................................................................  47
Section 11.14  Integration.........................................................................  47
Section 11.15  Replacement Notes...................................................................  47
Section 11.16  Headings............................................................................  47



                 SCHEDULES

Schedule 3.3     Capitalization of Holdings

                 ANNEX

Annex I          Corporate and Capital Structure

                 EXHIBITS

Exhibit A        Form of Escrow Agreement
Exhibit B        Form of Note
Exhibit C        Form of Debt Registration Rights Agreement
Exhibit D        Form of Warrant Agreement
Exhibit E        Form of Equity Registration Rights Agreement
Exhibit F        Form of Issuance Date Certificate
Exhibit G        Form of Solvency Certificate

                          SECURITIES PURCHASE AGREEMENT

         THIS AGREEMENT, dated as of February 4, 2000, is made by and among RAILAMERICA TRANSPORTATION CORP., a Delaware corporation (the "COMPANY"), RAILAMERICA, INC., a Delaware corporation ("HOLDINGS"), PALM BEACH RAIL HOLDING, INC., a Delaware corporation ("INTERMEDIATE HOLDINGS"), each Restricted Subsidiary of the Company that is a party hereto as a "Guarantor" (each such Restricted Subsidiary, together with Holdings and Intermediate Holdings, the "GUARANTORS") and the Persons parties hereto as "Purchasers" (collectively, the "PURCHASERS").

         The parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 DEFINITIONS. The following terms, as used herein (including as used in any provision of the Incorporated Agreement that has been incorporated by reference herein), have the following meanings:

         "ADDITIONAL NOTES" means Notes issued in satisfaction of the Company's obligations to pay interest on the outstanding Notes in accordance with the terms hereof.

         "ADMINISTRATIVE AGENT" is defined in the definition of the term "Credit Agreement".

         "AGREEMENT" means this Agreement, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

         "BONA FIDE PROPOSAL" has the meaning set forth in SECTION 2.6(d).

         "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

         "COMMISSION" means the Securities and Exchange Commission.

         "COMMITMENT" means, with respect to any Purchaser, the amount set forth opposite its name on the signature pages hereto or the obligation of such Purchaser to purchase Notes hereunder in an aggregate principal amount at any time outstanding not to exceed such amount.

         "COMMON STOCK" means the authorized common stock, par value $.001 per share, of Holdings.

         "COMPANY" is defined in the PREAMBLE.

         "CREDIT AGREEMENT" means the Credit Agreement, dated as of February 4, 2000, among the Company, Intermediate Holdings, Holdings, Railink, Ltd., a corporation organized and existing under the laws of the Province of Alberta, Canada, Freight Victoria Limited, a corporation organized and existing under the laws of Australia, the lenders party thereto, DLJ Capital Funding, Inc., as syndication agent for the lenders, the lead arranger and the sole book running manager, The Bank of Nova Scotia, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for the lenders, and ING (U.S.) Capital LLC and Fleet National Bank, as documentation agent for the lenders, as amended, modified, amended and restated, renewed, refunded, replaced or refinanced from time to time, PROVIDED that (i) such refinancing or refunding has a final maturity date that is the same as or later than the final maturity date of the Indebtedness being amended, modified, amended and restated, renewed, refunded, replaced or refinanced, and (ii) the principal amount thereof does not exceed $380,000,000, plus the amount of reasonable expenses incurred in connection therewith (other than as a result of currency fluctuations) less the amount of all principal repayments actually made from time to time hereafter of term Indebtedness and permanent reductions of revolving Indebtedness thereunder.

         "DEBT INCURRENCE" means any incurrence by Holdings, Intermediate Holdings, the Company or any of its Restricted Subsidiaries of any Indebtedness, other than Indebtedness permitted under CLAUSE (b) of SECTION 6.2.

         "DEBT REGISTRATION RIGHTS AGREEMENT" means the Debt Registration Rights Agreement, dated as of February 4, 2000, between the Company, the Purchasers and the Guarantors, in the form attached as Exhibit C to this Agreement, as amended, supplemented or otherwise modified from time to time.

         "DEFAULT" means any Event of Default or any event or condition which, with the giving of notice or lapse of time or both, would, unless cured or waived, become an Event of Default.

         "DESIGNATED SENIOR DEBT" means any Senior Debt outstanding under the Loan Documents or otherwise described in CLAUSE (i) of the definition of Senior Debt.

         "DLJ HIGH YIELD INDEX RATE" means the index of high yield securities most recently published by DLJSC in THE WEEK IN LEVERAGED FINANCE.

         "DLJSC" means Donaldson, Lufkin & Jenrette Securities Corporation, a Delaware corporation, and its successors.

         "DOLLARS" or "$" mean lawful currency of the United States of America.

         "ENGAGEMENT LETTER" means the Engagement Letter, dated as of February 4, 2000, between Holdings and DLJSC, as amended, supplemented or otherwise modified from time to time.

         "EQUITY ISSUANCE" means the issuance of any equity securities by Holdings (including without limitation any equity securities issued pursuant to the exercise of stock options or warrants or the Permanent Financing), but excluding (i) any stock option agreement, subscription agreement, incentive plan or similar arrangement with any officer, employee or director of Holdings, Intermediate Holdings, the Company or any of their respective Restricted Subsidiaries, (ii) the issuance of any Capital Stock of Holdings to any officer, director or employee of Holdings, Intermediate Holdings, the Company or any of their respective Restricted Subsidiaries, (iii) the issuance of equity securities pursuant to the Transaction or (iv) the issuance of equity securities to Holdings, Intermediate Holdings, the Company or any Guarantor.

         "EQUITY REGISTRATION RIGHTS AGREEMENT" means the Equity Registration Rights Agreement, dated as of February 4, 2000, among Holdings and the Purchasers, in the form attached as Exhibit E to this Agreement, as amended, supplemented or otherwise modified from time to time.

         "ESCROW AGENT" means Snoga, Inc., a Delaware corporation.

         "ESCROW AGREEMENT" means the Escrow Agreement, dated as of February 4, 2000, among Holdings, the Purchasers and the Escrow Agent, in the form attached as Exhibit A to this Agreement, as amended, supplemented or otherwise modified from time to time.

         "EVENT OF DEFAULT" has the meaning set forth in SECTION 7.1.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXPIRATION DATE" has the meaning set forth in SECTION 2.1(b).

         "FEE LETTER" means the letter agreement with respect to fees dated February 1, 2000 made by DLJ Bridge Finance, Inc. and DLJ Capital Funding, Inc and accepted by Holdings on February 2, 2000.

         "FINANCING DOCUMENTS" means this Agreement, the Notes, the Debt Registration Rights Agreement, the Equity Registration Rights Agreement, the Warrant Agreement, the Warrants and the Escrow Agreement.

         "FIRST ANNIVERSARY DATE" means the first anniversary of the Issuance Date (or if such date is not a Business Day, the next preceding Business Day).

         "FIXED RATE HOLDER" means a Holder of a Note which is designated as a Fixed Rate Holder by notice to the Company and to such Holder by a Purchaser or any of its Affiliates substantially contemporaneously with the transfer by such Purchaser or such Affiliate of such Note to such subsequent Holder with a fixed rate of interest in accordance with Section 8.4(b).

         "FIXED RATE NOTE" means a Note which has been transferred to a Fixed Rate Holder (including any Note issued upon any subsequent exchange or transfer thereof and any Additional Note issued in respect thereof).

         "FIXED RATE SALE DATE" means the earlier of (i) the first anniversary of the Issuance Date and (ii) the date of any refusal by the Company to execute a Bona Fide Proposal.

         "GUARANTEE" means the subordinated guarantee by the Guarantors of the Notes pursuant to Article X.

         "GUARANTEE OBLIGATION" means as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor or (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined in good faith by the guaranteeing Person.

         "GUARANTORS" is defined in the preamble.

         "HOLDER" means any holder of any Note.

         "HOLDINGS" is defined in the preamble.

         "INCORPORATED AGREEMENT" means the Credit Agreement; PROVIDED that any amendment, supplement or waiver thereto or thereunder shall be effective for purposes of this definition if and only if consented to in writing by the Majority Holders. Each reference herein to the Incorporated Agreement shall by such reference incorporate the provisions of the Incorporated Agreement to which such reference is made as though fully set forth in such place, together with related definitions and ancillary provisions, PROVIDED that for purposes of such incorporation by reference, except as the context may otherwise require:

                  (i) references therein to "this Agreement", the "Notes", the "Loan Documents" and the like shall be deemed to refer to and include this Agreement, the Notes and the Financing Documents, respectively;

                  (ii) references therein to the "Administrative Agent" shall be deemed to refer to the Purchasers;

                  (iii) references therein to the "Lenders" shall be deemed to refer to (x) prior to the issuance of the Notes, the Purchasers and (y) from and after the issuance of the Notes, the Holders from time to time of the Notes;

                  (iv) references therein to the "Required Lenders" or the like shall be deemed to refer to the Majority Holders;

                  (v) references therein to the "Obligors" shall be deemed to refer to Holdings, the Company and the Guarantors;

                  (vi) references in Article VI thereof to the "Credit Extensions" shall be deemed to refer to the Indebtedness evidenced by the Notes; and

                  (vii) provisions within the Incorporated Agreement shall be deemed for all purposes hereof to be modified as set forth in ARTICLES III, VI and VII hereof.

         "INITIAL RATE" has the meaning set forth in SECTION 2.5(b).

         "INTEREST PAYMENT DATE" means each May 4, August 4, November 4 and February 4 (or, if any such date is not a Business Day, the next succeeding Business Day).

         "INTERMEDIATE HOLDINGS" is defined in the preamble.

         "ISSUANCE DATE" means the date the Notes are issued by the Company and purchased by the Purchasers.

         "ISSUANCE DATE CERTIFICATE" means a certificate of an Authorized Officer of Holdings, Intermediate Holdings and the Company substantially in the form of EXHIBIT F hereto, delivered pursuant to CLAUSE (d) of SECTION 5.1.

         "LENDERS" means the banks and other financial institutions from time to time party to the Credit Agreement.

         "LOAN DOCUMENTS" means the Credit Agreement, together with all notes, collateral and security documents, guaranties, interest rate hedge or similar arrangements to which the counterparty at the time such interest rate hedge or similar arrangement was entered into was a lender under the Credit Agreement or any of its Affiliates, agreements and other documents delivered at any time in connection therewith, all as amended, supplemented or otherwise modified from time to time in accordance with their respective terms.

         "MAJORITY HOLDERS" means (i) at any time prior to the issuance of the Notes, the Purchasers and (ii) at any time thereafter, the holders of voting rights with respect to waivers, amendments and other actions permitted or required to be taken by Holders under the terms of the Notes constituting a majority of such voting rights attributable to the aggregate outstanding amount of Notes at such time.

         "MAKE-WHOLE AMOUNT" means, with respect to any Fixed Rate Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Fixed Rate Note over the amount of such Called Principal, PROVIDED that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                  "CALLED PRINCIPAL" means, with respect to any Fixed Rate Note, the principal of such Fixed Rate Note that is to be prepaid pursuant to
         SECTION 2.6(b) or has become or is declared to be immediately due and payable pursuant to SECTION 7.1, as the context requires.

                  "DISCOUNTED VALUE" means, with respect to the Called Principal of any Fixed Rate Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Fixed Rate Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                  "REINVESTMENT YIELD" means, with respect to the Called Principal of any Fixed Rate Note, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement

         Date with respect to such Called Principal, on the display designated as "Page USD" on the Bloomberg Financial Markets System (or such other display as may replace Page USD on the Bloomberg Financial Markets System) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

                  "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                  "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Fixed Rate Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, PROVIDED that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Fixed Rate Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to SECTION 2.6(b) or SECTION 7.1; and PROVIDED FURTHER that any such determination shall assume the extension of the maturity of such Fixed Rate Note pursuant to SECTION 2.6(a), whether or not such maturity has in fact been so extended.

                  "SETTLEMENT DATE" means, with respect to the Called Principal of any Fixed Rate Note, the date on which such Called Principal is to be prepaid pursuant to SECTION 2.6(b) or has become or is declared to be immediately due and payable pursuant to SECTION 7.1, as the context requires.

         "MATERIAL ACQUISITION DOCUMENTS" means the Merger Agreement, the Credit Agreement, the Engagement Letter and all other material instruments, agreements and documents relating to the Acquisition, the RailAmerica Refinancing, the RailTex Refinancing, the Intermediate Holdings Asset Bridge Note Issuance, the Equity Issuance (as defined in the Incorporated Agreement), the Asset Transfer and the transactions contemplated hereby or thereby, in each case as amended from time to time in accordance with CLAUSE (j) of SECTIONS 6.2 and 6.5.

         "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect upon the business, assets, condition (financial or otherwise), operations, performance, properties or prospects of Holdings, Intermediate Holdings, the Company and the Restricted Subsidiaries taken as a whole, (ii) the material impairment of the ability of Holdings, Intermediate Holdings, the Company or any Guarantor to perform their respective obligations under the Financing Documents, or (iii) a material adverse effect on the rights and remedies of any Holder under any Financing Document.

         "NET DEBT PROCEEDS" means with respect to the sale or issuance by Holdings, Intermediate Holdings, the Company or the Restricted Subsidiaries to any Person of any of its Indebtedness not permitted pursuant to Section 7.2.2 of the Incorporated Agreement as incorporated by reference in CLAUSE (b) of SECTION 6.2, the EXCESS of:

                  (a) the gross cash proceeds received by such Person from such sale or issuance,

OVER

                  (b) all underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements actually incurred in connection with such sale or issuance which have not been paid to Affiliates of Holdings in connection therewith.

         "NET EQUITY PROCEEDS" means with respect to any sale or issuance by Holdings, Intermediate Holdings, the Company or the Restricted Subsidiaries to any Person of any of their respective Capital Stock or, warrants or options for such Capital Stock or the exercise of any such warrants or options, the excess of:

                  (a) the gross cash proceeds received by Holdings, Intermediate Holdings, the Company or any such Restricted Subsidiary from such sale, exercise or issuance; PROVIDED, HOWEVER, that the Company may exclude up to $100,000 in aggregate of such gross proceeds in each Fiscal Year,

OVER

                  (b) the sum of all underwriting commissions and legal, investment banking, brokerage, accounting and other professional fees, sales commissions and disbursements actually incurred in connection with such sale or issuance which have not been paid to Affiliates of Holdings, Intermediate Holdings, or the Company in connection therewith.

         "NOTES" means the Company's Senior Subordinated Increasing Rate Bridge Notes substantially in the form set forth as EXHIBIT B hereto.

         "OBLIGATIONS" means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of Holdings, Intermediate Holdings, the Company and each other Obligor arising under or in connection with a Financing Document, including the principal of and premium, if any, and interest (including interest accruing during the pendency of any proceeding of the type described in Section 8.1.9 of the Incorporated Agreement as incorporated by reference in CLAUSE (i) of SECTION 7.1, whether or not allowed in such proceeding) on the Notes.

         "OTHER TAXES" has the meaning set forth in SECTION 2.7(a).

         "PERMANENT FINANCING" means any Debt Incurrence or Equity Issuance following the date hereof for the purpose of refinancing the Notes.

         "PERSON" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or any agency or political subdivision thereof) or other entity of any kind.

         "PRIME RATE" means, as of any date, the rate of interest then most recently announced by The Bank of New York as its prime or reference rate for dollars loaned in the United States.

         "PROJECTIONS" is defined in CLAUSE (h)(i)(b) of SECTION 5.1.

         "PURCHASERS" is defined in the PREAMBLE.

         "REGISTRATION RIGHTS" means the registration rights applicable to the Notes on the terms set forth in the Debt Registration Rights Agreement.

         "RELEVANT FIXED INTEREST RATE" is defined in SECTION 8.4(b).

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SENIOR DEBT" means (i) all Indebtedness outstanding under the Loan Documents, including, without limitation, in each case, principal, premium, interest (including interest accruing subsequent to the filing of, or which would have accrued but for the filing of, a petition for bankruptcy, whether or not such interest is an allowable claim in such bankruptcy proceeding), indemnifications, fees and expenses relating thereto, (ii) any interest rate agreements entered into in connection with any Indebtedness referred to in clause (i), (iii) any other Indebtedness permitted to be incurred by the Company under the terms of this Agreement which the Holders agree will be senior in right of payment to the Notes and (iv) all obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (w) any liability for federal, state, local or other taxes owed or owing by the Company, (x) any Indebtedness of the Company to any of its Restricted Subsidiaries or other Affiliates, (y) any trade payables or (z) any Indebtedness that is incurred in violation of this Agreement.

         "SHELF REGISTRATION" means a "shelf" registration statement on any appropriate form pursuant to Rule 415 (or similar rule that may be adopted by the Commission) under the Securities Act.

         "SUBORDINATED DEBT" means unsecured Indebtedness of Holdings, Intermediate Holdings, the Company or any their Restricted Subsidiaries subordinated in right of payment to the Obligations pursuant to documentation containing redemption and other prepayment events, maturities, amortization schedules, covenants, events of default, remedies, acceleration rights, subordination provisions and other material terms satisfactory to the Majority Holders.

         "SUBORDINATED OBLIGATIONS" has the meaning set forth in SECTION 9.1.

         "TAXES" has the meaning set forth in SECTION 2.7(a).

         "TRANSFER" means any disposition of Notes that would constitute a sale thereof under the Securities Act.

         "TREASURY RATE" means, as of any date, the yield to maturity as of such date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to (but not less than) the remaining term to maturity of the Notes; PROVIDED, HOWEVER, that if such term to maturity is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

         "VARIABLE RATE NOTE" means any Note other than a Fixed Rate Note.

         "VARIABLE RATE HOLDER" means any Holder of a Variable Rate Note.

         "WARRANT AGREEMENT" means the Warrant Agreement, dated as of February 4, 2000, among Holdings and the Purchasers in the form attached as Exhibit D to this Agreement, as amended, supplemented or otherwise modified from time to time.

         "WARRANT SHARES" has the meaning set forth in CLAUSE (u) of SECTION
5.1.

         "WARRANTS" means the warrants to purchase common stock of Holdings to be issued pursuant to the Warrant Agreement.

         Section 1.2 INCORPORATED DEFINITION. Unless the context otherwise requires, capitalized terms defined in the Incorporated Agreement and not otherwise defined herein shall have the meanings assigned thereto in the Incorporated Agreement.


                                   ARTICLE II

              PURCHASE AND SALE OF SECURITIES; TERMS OF SECURITIES

         Section 2.1 COMMITMENT TO PURCHASE. (a) Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of the Company contained herein and in the other Financing Documents, the Company may at its option issue and sell to the Purchasers on the Issuance Date, and each Purchaser agrees to purchase on the Issuance Date, Notes in an aggregate outstanding principal amount equaling such Purchaser's Commitment. The purchase price for the Notes shall be 100% of the principal amount thereof.

         (b) The Commitment will terminate (the "EXPIRATION DATE") on the earliest of (i) the termination of the Merger Agreement in accordance with the terms thereof prior to the consummation of the Acquisition, (ii) the consummation of the Transaction without the issuance of the Notes (if such date occurs prior to the Issuance Date), (iii) the date on which Holdings, Intermediate Holdings, the Company or any of their respective Restricted Subsidiaries commences the marketing of any proposed Permanent Financing with respect to which DLJSC or any of its Affiliates is not (unless otherwise agreed to by DLJSC in its sole and absolute discretion) the sole and exclusive manager, agent, purchaser, underwriter or lead arranger (if such date occurs prior to the Issuance Date) and (iv) 5:00 P.M. (New York City time) on April 15, 2000 (if such date occurs prior to the Issuance Date); PROVIDED, that if at any time on or after the date hereof an Event of Default shall have occurred and be continuing, a Purchaser may at its option terminate its Commitment by notice to the Company, such termination to be effective upon the giving of such notice; and PROVIDED, FURTHER, that the Commitments shall automatically terminate, without notice to the Company or any other action on the part of the Purchasers, upon the occurrence of any Default described in clauses (b), (c) or (d) of
Section 8.1.9 of the Incorporated Agreement as incorporated by reference in CLAUSE (i) of SECTION 7.1 with respect to any Obligor.

         (c) The Commitments are not revolving in nature, and principal amounts of Notes prepaid in accordance with SECTION 2.6 may not be resold to the Purchasers hereunder.

         Section 2.2 TAKEDOWN PROCEDURES. (a) The Company shall give the Purchasers notice not later than 3:00 P.M. (New York City time) one Business Day before the date of the proposed purchase and sale of Notes, which notice shall specify the principal amount of Notes to be purchased and sold and the proposed Issuance Date (which shall be a Business Day).

         (b) On the Issuance Date, the Purchasers, severally and not jointly, shall deliver by wire transfer, to the account number of the Company specified by the Company in writing no later than 1:00 P.M. (New York City time) on the Issuance Date, immediately available funds in an amount equal to the aggregate purchase price of the Notes to be purchased by the Purchasers hereunder on such Issuance Date, less the aggregate amount of fees payable by the Company to the Purchasers on such date pursuant to SECTION 2.3(a) and expenses (if any) payable to the Purchasers on such date pursuant to SECTION 11.4.

         (c) On the Issuance Date, against payment as set forth in CLAUSE (b) above, the Company shall deliver to each Purchaser a single Note representing the aggregate principal amount of Notes to be purchased by such Purchaser registered in the name of such Purchaser, or, if requested by such Purchaser, separate Notes in such other denominations representing in total such aggregate principal amount and registered in such name or names as shall be designated by such Purchaser by notice to the Company at least one Business Day prior to the Issuance Date.

         Section 2.3 FEES. (a) The Company shall pay to the Purchasers the fees that are set forth in the Fee Letter at such times and in such amounts as agreed to therein.

         (b) On the Fixed Rate Sale Date, the Company shall pay to each Holder a cash duration fee (the "EXTENSION FEE") in an amount equal to three percent (3.00%) of the principal amount of the Notes held by such Holder that are outstanding on such date immediately prior to such payment.

         Section 2.4 MANDATORY TERMINATION OF COMMITMENTS. The Commitment shall terminate on the Expiration Date.

         Section 2.5 INTEREST. (a) Interest on each Note shall be payable quarterly in arrears, on each Interest Payment Date of each year in which such Note remains outstanding, commencing with the first Interest Payment Date after the date of issuance thereof, on the principal amount of such Note outstanding. Interest on each Variable Rate Note shall be calculated at the rates per annum set forth below and interest on each Fixed Rate Note shall be calculated at the Relevant Fixed Interest Rate, and in each case shall accrue from and including the most recent Interest Payment Date to which interest has been paid on such Note (or if no interest has been paid on such Note, (x) from the date of issuance thereof in the case of each Variable Rate Note and (y) from the Fixed Rate Sale Date in the case of each Fixed Rate Note) to but excluding the date on which payment in full of the principal sum of such Note has been made.

         (b) The interest rate applicable to each Note from and including the Issuance Date shall be 13.0% (the "INITIAL RATE") until the Interest Payment Date falling on May 4, 2000. Interest on each Note will be calculated on the basis of a 360-day year and paid for the actual number of days elapsed.

         (c) The interest rate applicable to each Note from and including the Interest Payment Date falling on May 4, 2000, shall be a floating rate per annum equal to the greatest of (i) the sum of (A) the Prime Rate in effect from time to time plus (B) 4.50%, (ii) the sum of (A) the Treasury Rate plus (B) 6.36%,
(iii) the sum of (A) the DLJ High Yield Index Rate plus (B) 0.80%, and (iv) the sum of (A) the Initial Rate plus (B) .50%, and in the case of CLAUSES (c)(i) through (iv), increasing by .50% on each Interest Payment Date thereafter until the date the principal amount of, and accrued and unpaid interest on, if any, such Note is paid in full or such Note becomes a Fixed Rate Note.

         (d) In addition to any adjustments to the Interest Rate set forth in CLAUSE (c) above, if, pursuant to the terms of the Debt Registration Rights Agreement, a Shelf Registration with respect to the Notes either (i) has not been filed with the Commission on or prior to the 30th day following the Fixed Rate Sale Date or (ii) has not been declared effective by the Commission on or prior to the 90th day following the Fixed Rate Sale Date, then the interest rate then in effect (including the interest rate in effect with respect to Fixed Rate Notes) shall be increased by an additional 1.00% per annum until such time as such Shelf Registration has been declared effective by the Commission. Following the effectiveness of the Shelf Registration, the interest rate then in effect shall (including the interest rate in effect with respect to Fixed Rate Notes) be increased by an additional 1.00% beginning on the first date on which such Shelf Registration ceases to remain effective and shall continue at such increased interest rate until such Shelf Registration or another Shelf Registration with respect to the Notes is declared effective by the Commission.

         (e) Overdue principal and interest on the Notes shall bear interest from the date so due to the date paid at a rate which is 2.0% per annum in excess of the rate then borne by the Notes.

         (f) Notwithstanding anything to the contrary set forth above, at no time shall the per annum interest rate on the Notes exceed seventeen percent (17.00%), nor shall the per annum interest rate on the Notes be lower than ten percent (10.00%). In addition, if and to the extent that the amount of interest payable on any Interest Payment Date is greater than the amount of interest on the Notes that would have been payable on such Interest Payment Date if the interest rate in effect at all times during the three-month period then ended had been fifteen percent (15.00%) per annum (the amount of such excess being hereinafter referred to as the "PIK Amount" for such period), then the Company may, at its option, in lieu of payment in cash of the PIK Amount, pay interest on such Interest Payment Date through the issuance of Additional Notes. Such Additional Notes issued on any Interest Payment Date shall, subject to the remaining provisions of this paragraph, be in an aggregate principal amount equal to the PIK

Amount for such Interest Payment Date, shall otherwise be identical to the outstanding Notes and shall be issued to the Holders of the outstanding Notes in proportions such that each Holder shall receive the same ratio of cash interest to Additional Notes on such Interest Payment Date. Such Additional Notes shall be issued only in denominations of $1,000 and multiples thereof. Any interest otherwise payable in Additional Notes which cannot be so paid because an Additional Note would have a denomination less than $1,000 (or not be a multiple thereof) shall be paid in cash.

         Section 2.6 MATURITY OF NOTES; PREPAYMENT OF NOTES. (a) The Notes shall mature on the First Anniversary Date; PROVIDED, however that, unless the Company shall have notified the Purchasers in writing not less than 5 Business Days prior to the First Anniversary Date of its intention to repay the Notes in full on or prior to the First Anniversary Date, the maturity date will be automatically extended to the date which is six (6) months after the Stated Maturity Date for Term B Loans if, on the First Anniversary Date, (i) no Default under this Agreement shall have occurred and be continuing; (ii) no event of default or event which with the giving of notice or the lapse of time, or both, would become an event of default under the Loan Documents or any Indebtedness of Holdings, Intermediate Holdings, the Company or any of its Restricted Subsidiaries relating to more than $5,500,000 in aggregate principal amount shall have occurred and be continuing; and (iii) all fees and expenses payable as of such date to the Purchasers, Holders or DLJSC hereunder or under the Engagement Letter shall have been paid in full.

         (b) (i) For so long as any Variable Rate Notes are outstanding, the Company at its option may, upon 5 Business Days' written notice to the Holders thereof, at any time, prepay all or any part of the principal amount of the Variable Rate Notes at a redemption price equal to 100.00% of the outstanding principal amount of the Notes so prepaid, together with accrued and unpaid interest through the date of prepayment, subject to SECTION 2.6(d), and (ii) for so long as any Fixed Rate Notes are outstanding, the Company at its option may, upon 10 Business Days' written notice to the Holders thereof, prepay all or any part of the principal amount of the Fixed Rate Notes at a redemption price equal to 100.00% of the outstanding principal amount of the Notes so prepaid, together with accrued and unpaid interest through the date of prepayment and a premium equal to the Make-Whole Amount in respect thereof, subject to SECTION 2.6(d).

         (c) (i) The Company shall, following the receipt by the Company or any Restricted Subsidiary of any Casualty Proceeds in excess of $500,000 (individually or in the aggregate (when taken together with all other Casualty Proceeds and all Net Disposition Proceeds) over the course of a Fiscal Year), deliver to the Holders a calculation of the amount of such Casualty Proceeds and make a mandatory redemption of the Notes at a redemption price of 100.00% of the principal amount so redeemed in an amount equal to 100% of such Casualty Proceeds within 30 days of the receipt thereof; PROVIDED, HOWEVER, that no mandatory prepayment or redemption on account of Casualty Proceeds shall be required under this clause if the Company informs the Holders in writing no later than 30 days following the occurrence of the Casualty Event resulting in such Casualty Proceeds of the Company's or the Restricted Subsidiary's good faith intention to apply such Casualty Proceeds to the rebuilding or replacement of the damaged, destroyed or condemned assets or property or the acquisition or construction of other long-term capital assets useful in the Company's or such Restricted Subsidiary's business and the Company or the Restricted Subsidiary in fact uses such Casualty Proceeds to rebuild or replace such damaged, destroyed or condemned assets or property or acquire or construct such other long-term capital assets within 360 days following the receipt of such Casualty Proceeds, with the amount of such Casualty Proceeds unused after such 360-day period being applied to make a mandatory redemption of the Notes at a redemption price of 100.00% of the principal amount so redeemed in an amount equal to such unused amount of such Casualty Proceeds; PROVIDED, HOWEVER, that if such Casualty Proceeds related to assets or property held by (x) a Canadian Subsidiary any such reinvestments must be made by a Canadian Restricted Subsidiary, (y) an Australian Subsidiary any such reinvestment must be made by an Australian Restricted Subsidiary and (z) the Company or a Domestic Subsidiary any such reinvestment must be made by the Company or a Domestic Restricted Subsidiary.

         (ii) The Company shall, following the receipt by the Company or any Restricted Subsidiary of any Net Disposition Proceeds in excess of $500,000 (individually or in the aggregate (when taken together with all other Net Disposition Proceeds and all Casualty Proceeds) over the course of a Fiscal
Year), deliver to the Holders a calculation of the amount of such Net Disposition Proceeds and make a mandatory redemption of the Notes at a redemption price of 100.00% of the principal amount so redeemed in an amount equal to 100% of such Net Disposition Proceeds within one Business Day of the receipt thereof; PROVIDED, HOWEVER, that no mandatory prepayment or redemption on account of Net Disposition Proceeds shall be required under this clause if the Company informs the Holders in writing no later than one Business Day following the receipt of such Net Disposition Proceeds of the Company's or a Restricted Subsidiary's good faith intention to apply such Net Disposition Proceeds to (i) the replacement of the assets or property that was the subject of the Disposition or the acquisition or construction of other long-term capital assets useful in the Company's or such Restricted Subsidiary's business and/or
(ii) acquire the Capital Stock of a Person in a transaction permitted under CLAUSE (g) of Section 7.2.5 of the Incorporated Agreement as incorporated by reference in CLAUSE (d) of SECTION 6.2 so long as (x) the Disposition giving rise to such Net Disposition Proceeds complies with clause (f) of Section 7.2.11 of the Incorporated Agreement as incorporated by reference in CLAUSE (i) of
SECTION 6.2, (y) the aggregate amount of Net Disposition Proceeds used for such acquisitions shall not exceed $10,000,000 in the aggregate in any Fiscal Year and $20,000,000 in the aggregate for the term of this Agreement and (z) as a result of such Acquisition, such Person becomes a Restricted Subsidiary and to the extent such Person becomes a Domestic Subsidiary complies with SECTION 6.8 and the Company or the Restricted Subsidiary in fact uses such Net Disposition Proceeds to replace, acquire or construct such assets or property or to make such acquisition of Capital Stock within 360 days following the receipt of such Net Disposition Proceeds, with the amount of such Net Disposition Proceeds unused after such 360-day period being applied to make a mandatory redemption of the Notes at a redemption price of 100.00% of the principal amount so redeemed in an amount equal to such unused amount of such Net Disposition Proceeds; PROVIDED, HOWEVER, that if such Net Disposition Proceeds related to assets or property held by (x) a Canadian Subsidiary any such reinvestments must be made by a Restricted Subsidiary, (y) an Australian Subsidiary any such reinvestment must be made by an Australian Restricted Subsidiary and (z) the Company or a Domestic Subsidiary any such reinvestment must be made by the Company or a Domestic Restricted Subsidiary that is a Restricted Subsidiary.

         (iii) Concurrently with the receipt by Holdings, Intermediate Holdings, the Company or any of the Restricted Subsidiaries of any Net Equity Proceeds or Net Debt Proceeds, Holdings shall deliver to the Holders a calculation of the amount of such Net Equity Proceeds or Net Debt Proceeds, as the case may be, and the Company shall make a mandatory redemption of the Notes at a redemption price of 100% of the principal amount so redeemed in an amount equal to 100% of such Net Equity Proceeds or Net Debt Proceeds, as the case may be.

         (iv) Notwithstanding anything contained in this Agreement to the contrary, the Company shall not be obligated to prepay or redeem the principal amount of Notes with (i) any Net Debt Proceeds of any Debt Incurrence if such prepayment is prohibited by the lenders with respect to such Debt Incurrence or
(ii) (A) any Net Debt Proceeds, Net Equity Proceeds (other than in respect of a Permanent Financing) or (B) any Casualty Proceeds or Net Disposition Proceeds, to the extent any portion of such Net Debt Proceeds, Net Equity Proceeds, Casualty Proceeds or Net Disposition Proceeds is required under the Incorporated Agreement to be paid to the holders of any Designated Senior Debt thereunder.

         (d) If the Company, at any time or from time to time, (i) redeems the Notes at their scheduled maturity (whether or not extended pursuant to SECTION 2.6), (ii) exercises its right to redeem any Notes under SECTION 2.6(b) or (iii) redeems any Notes pursuant to SECTION 2.6(c), in any such case with or in anticipation of funds raised directly or indirectly by any means other than a transaction in which DLJSC or one or more of its Affiliates acted (unless otherwise agreed to by DLJSC in its sole and absolute discretion) as sole book running manager, lead initial purchaser, sole underwriter, sole lead agent or sole lead arranger, as the case may be, to Holdings, Intermediate Holdings, the Company or any of its Restricted Subsidiaries the redemption price shall be equal to 103.00% of the principal amount of the Notes so prepaid, together with accrued interest through the date of prepayment and, in the case of prepayment of Fixed Rate Notes, a premium equal to the Make-Whole Amount in respect thereof; PROVIDED, HOWEVER, that on or after the First Anniversary Date, the Notes may be redeemed with or in anticipation of funds raised by any means other than a transaction in which DLJSC or any Affiliate thereof has acted as sole and exclusive lead manager, lead initial purchaser, lead underwriter, lead agent or lead arranger as the case may be, to Holdings, Intermediate Holdings, the Company or any of its Restricted Subsidiaries at a redemption price equal to 100.00% of the principal amount of the Notes, together with accrued interest to the date of prepayment and, in the case of prepayment of Fixed Rate Notes, a premium equal to the Make-Whole Amount in respect thereof unless (i) (A) prior to the First Anniversary Date DLJSC delivered to the

Company a proposal to market securities of Holdings, Intermediate Holdings, the Company or any of its Restricted Subsidiaries to one or more financially responsible institutional investors (or a commitment from DLJSC to underwrite the public sale of such securities, on a firm commitment basis), on financial and other terms and conditions no less favorable to the issuer than those generally available in the United States capital markets to issuers of securities having a creditworthiness comparable to that of the issuer, in an amount sufficient to redeem all the Notes (a "BONA FIDE PROPOSAL"), and (B) such issuer did not authorize DLJSC to execute such Bona Fide Proposal; it being understood that no such proposal shall be deemed to be a Bona Fide Proposal if DLJSC fails to execute such proposal on substantially the terms proposed, or
(ii) the Company and DLJSC have agreed in their reasonable judgment that no such Bona Fide Proposal could be made.

         (e) Any prepayment of the Notes pursuant to SECTION 2.6(b) shall be in a minimum amount of at least $500,000, unless less than $500,000 of the Variable Rate Notes or the Fixed Rate Notes, as the case may be, remain outstanding, in which case all of the Notes must be prepaid. Any prepayment of the Notes pursuant to SECTION 2.6(c) shall be in a minimum amount which is a multiple of $1,000 times the number of Holders at the time of such prepayment.

         (f) Any partial prepayment of the Notes pursuant to SECTION 2.6(b) shall be made so that the Variable Rate Notes or the Fixed Rate Notes, as the case may be, held by each Holder shall be prepaid in a principal amount which shall bear the same ratio, as nearly as may be, to the total principal amount of such Notes being prepaid as the principal amount of such Notes held by such Holder shall bear to the aggregate principal amount of all such Notes then outstanding. Any partial prepayment of the Notes pursuant to SECTION 2.6(c) shall be applied first to the Variable Rate Notes until all such Notes shall have been prepaid in full, and then to the Fixed Rate Notes, and within such categories shall be made so that such Notes then held by each Holder shall be prepaid in a principal amount which shall bear the same ratio, as nearly as may be, to the total principal amount of such Notes being prepaid as the principal amount of such Notes held by such Holder shall bear to the aggregate principal amount of all such Notes then outstanding; PROVIDED that any Holder of a Fixed Rate Note may elect in its discretion by written notice to the Company (given within five Business Days of its receipt of written notice of such prepayment) not to participate in a prepayment pursuant to SECTION 2.6(c), in which case the amount that would otherwise have been paid to such Holder may be retained by the Company. In the event of a partial prepayment of any Note, upon presentation and surrender of such Note the Company shall execute and deliver to or on the order of the Holder, at the expense of the Company, a new Note in principal amount equal to the remaining outstanding portion of such Note.

         Section 2.7 TAXES. (a) For the purposes of this Section, the following terms have the following meanings:

         "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Company pursuant to this

Agreement or under any Note or any other Financing Document, and all liabilities with respect thereto, excluding (i) United States federal withholding taxes payable under laws in effect on the date hereof and (ii) in the case of any Purchaser or Holder, taxes imposed on the net income of such Purchaser or Holder and franchise or similar taxes imposed on the net income of such Purchaser or Holder, by a jurisdiction under the laws of which such Purchaser or such Holder is organized or in which its principal executive office or the office holding any Notes or any Financing Document is located.

         "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or any other Financing Document or from the execution, delivery, registration, recordation or enforcement of, or otherwise with respect to, this Agreement or any Note or any other Financing Document.

         (b) All payments by the Company to or for the account of any Purchaser or Holder under any Financing Document shall be made without deduction for any Taxes or Other Taxes; PROVIDED that, if the Company shall be required by law to deduct any Taxes or Other Taxes from any such payment, the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), such Purchaser or Holder (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, the Company shall make such deductions, the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and the Company shall promptly furnish to such Purchaser or Holder (as the case may be) the original or a certified copy of a receipt or other documentation available to the Company evidencing payment thereof.

         (c) The Company agrees to indemnify each Purchaser and Holder for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted (whether or not correctly) by any jurisdiction on amounts payable under this Section) paid by such Purchaser or Holder (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; PROVIDED, HOWEVER, that the Company shall not be obligated to make any payment pursuant to this SECTION 2.7(c) in respect of penalties or interest attributable to any Taxes or Other Taxes, if written demand therefor has not been made by such Purchaser or Holder (as the case may be) within 60 days from the date on which any Purchaser or Holder received written notice of the imposition of Taxes or Other Taxes by the relevant taxing authority, or for any additional imposition which may arise from the failure of any Purchaser or Holder (as the case may be) to apply payments in accordance with the applicable tax law after the Company has made the payments required hereunder. After any Purchaser or Holder (as the case may be) receives written notice of the imposition of Taxes, such Purchaser or Holder will act in good faith to notify the Company of its obligations thereunder as soon as reasonably possible.

         (d) The Company shall have no obligation for Taxes under SECTION 2.7(b) or SECTION 2.7(c) for or on account of:

                  (i) any Taxes (other than Other Taxes) that would not have been so imposed but for the existence of any present or former connection between any Purchaser, Holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member, or shareholder of, or possessor of a power over, such Purchaser, Holder or beneficial owner, if such Purchaser, Holder or beneficial owner is an estate, a trust, a partnership or corporation) and the jurisdiction imposing the Tax other than merely holding such Note or any Financing Document, or the receipt of payments in respect thereof, including, without limitation, such Purchaser, Holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder, or possessor) being or having been a citizen or resident thereof, or being or having been engaged in a trade or business or having a permanent establishment or other fixed base therein, or making or having made an election the effect of which is to subject such Purchaser, Holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder, or possessor) to such Tax;

                  (ii) any Taxes in the nature of estate, inheritance or gift taxes;

                  (iii) any Tax that is imposed or withheld by reason of the failure of such Purchaser, Holder or beneficial owner of a Note to comply with a written request by the Company, addressed to such Purchaser, Holder or beneficial owner, to provide information concerning the nationality, residence or identity of such Purchaser, Holder or beneficial owner, if providing such information under a statute, treaty, regulation or administrative practice of the jurisdiction imposing such Tax would result in a complete exemption from such Tax;

                  (iv) any Taxes imposed on any payment on a Note to any Purchaser or Holder that is a fiduciary or partnership or other than sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to the payment of taxes had such beneficiary, settlor, member or beneficial owner directly received its beneficial or distributive share of such payment; and

                  (v) any combination of items (i) through (iv) above.

         (e) If the Company determines in good faith that a reasonable basis exists for contesting the imposition of a Tax or Other Tax with respect to any Purchaser or Holder, such Purchaser or Holder shall cooperate with the Company in challenging such Tax or Other Tax at the Company's expense (including, without limitation, any additional costs, expenses or Taxes incurred by any Purchaser or Holder, as the case may be, as a result of such contesting of such Taxes) if requested by the Company; PROVIDED, HOWEVER, that nothing in this
SECTION 2.7(e) shall
require any Purchaser or Holder to submit to the Company any tax returns or any part thereof, or to prepare or file any tax returns other than as such Purchaser or Holder in its sole discretion shall determine.

         (f) Each Purchaser and Holder agrees, to the extent reasonable and without material cost to it, to cooperate with the Company to minimize any amounts payable by the Company under this SECTION 2.7.


                                   ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
                 HOLDINGS, INTERMEDIATE HOLDINGS AND THE COMPANY

         Each of Holdings, Intermediate Holdings and the Company represents and warrants to the Purchasers (both before and after giving effect to the Transaction) as set forth below:

         Section 3.1 INCORPORATION OF REPRESENTATIONS AND WARRANTIES IN INCORPORATED AGREEMENT. Each of Holdings, Intermediate Holdings and the Company hereby makes, for the benefit of the Purchasers and the Holders from time to time of the Notes, the representations and warranties contained in the following Sections of the Incorporated Agreement:

                  (a)  6.1 (Organization, etc.);

                  (b)  6.2 (Due Authorization, Non-Contravention, etc.);

                  (c)  6.3 (Government Approval, Regulation, etc.);

                  (d)  6.5 (Financial Information);

                  (e)  6.6 (No Material Adverse Change);

                  (f)  6.7 (Litigation, Labor Controversies, etc.);

                  (g)  6.8 (Subsidiaries);

                  (h)  6.9 (Ownership of Properties);

                  (i)  6.10 (Taxes);

                  (j)  6.11 (Pension and Welfare Plans);

                  (k)  6.12 (Environmental Warranties);

                  (l)  6.13 (Accuracy of Information);

                  (m)  6.14 (Regulations U and X);

                  (n)  6.15 (Year 2000); and

                  (o) 6.17 (Solvency).

         Section 3.2 AUTHORIZATION, EXECUTION AND ENFORCEABILITY. (a) Each of the Financing Documents (other than the Notes) and the Material Acquisition Documents to which any of Holdings, Intermediate Holdings or the Company is a party constitutes the valid and binding agreement of such Obligor enforceable in accordance with its terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by principles of equity). When executed and delivered by the Company against payment therefor in accordance with the terms hereof, the Notes will constitute valid and binding obligations of the Company, enforceable in accordance with their terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by principles of equity).

         (b) The Warrants have been duly authorized by Holdings. When executed pursuant to the terms of the Warrant Agreement and delivered to the Escrow Agent pursuant to the provisions of this Agreement, the Warrants will be the valid and binding obligations of Holdings, enforceable against it in accordance with their terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by principles of equity).

         (c) The Warrant Shares to be issued upon exercise of the Warrants have been duly authorized and reserved for issuance by Holdings and will be issued at the times and in the manner required by the Warrant Agreement and, upon due exercise of a Warrant, the Warrant Shares issued will be validly issued, fully paid and nonassessable.

         Section 3.3 CAPITALIZATION. At the Issuance Date, after giving effect to the consummation of the Transaction, the capitalization of Holdings will be as set forth on SCHEDULE 3.3. All of the issued and outstanding shares of Common Stock of Holdings are, and, upon consummation of the Transaction, will be, validly issued, fully paid and nonassessable and the holders thereof are not entitled to any preemptive or other similar rights. Except for the Material Acquisition Documents or as set forth on SCHEDULE 3.3, there are no subscriptions, options, warrants, rights, convertible securities, exchangeable securities or other agreements or commitments of any character pursuant to which Holdings is required to issue any shares of its capital stock.

         Section 3.4 SOLICITATION. No form of general solicitation or general advertising was used by the Company or, to the best of its knowledge, any other Person acting on behalf of the Company, in connection with the offer and sale of the Notes. Neither the Company nor, to the best of its knowledge, any Person acting on behalf of the Company has, either directly or indirectly, sold or offered for sale to any Person any of the Notes or any other similar security of the Company except as contemplated by this Agreement, and the Company represents that neither the Company nor any person acting on its behalf other than the Purchasers and its Affiliates will sell or offer for sale to any Person any such security to, or solicit any offers to buy any such security from, or otherwise approach or negotiate in respect thereof with, any Person or Persons so as thereby to bring the issuance or sale of any of the Notes within the provisions of Section 5 of the Securities Act.

         Section 3.5 NON-FUNGIBILITY. When the Notes are issued and delivered pursuant to this Agreement, the Notes will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities which are (i) listed on a national securities exchange registered under Section 6 of the Exchange Act or (ii) quoted in a U.S. automated inter-dealer quotation system.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF PURCHASERS

         Section 4.1 PURCHASE FOR INVESTMENT; AUTHORITY; BINDING AGREEMENT. Each of the Purchasers represents and warrants, severally and not jointly, as to itself only, to Holdings and the Company that:

                  (a) such Purchaser is an Accredited Investor within the meaning of Rule 501(a) under the Securities Act and the Notes to be acquired by it pursuant to this Agreement are being acquired for its own account without a view toward distribution and the Purchaser will not offer, sell, transfer, pledge, hypothecate or otherwise dispose of the Notes unless pursuant to a transaction either registered under, or exempt from registration under, the Securities Act;

                  (b) the execution, delivery and performance of this Agreement and the purchase of the Notes pursuant hereto are within such Purchaser's corporate powers and have been duly and validly authorized by all requisite corporate action;

                  (c) this Agreement has been duly executed and delivered by such Purchaser;

                  (d) this Agreement constitutes a valid and binding agreement of such Purchaser enforceable in accordance with its terms;

                  (e) such Purchaser has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Notes and such Purchaser is capable of bearing the economic risks of such investment; and

                  (f) such Purchaser has had the opportunity to ask questions of and receive answers from representatives of Holdings concerning Holdings and its Subsidiaries and the terms and conditions of this Agreement and the Notes, and has been granted access to all books, records and documents of Holdings and its Subsidiaries as it has requested.


                                    ARTICLE V

                        CONDITIONS PRECEDENT TO PURCHASE

         Section 5.1 CONDITIONS TO PURCHASERS' OBLIGATION AT TAKEDOWN. The obligation of the Purchasers (which is several and not joint) to purchase the Notes to be issued and sold by the Company on the Issuance Date is subject to the satisfaction of the following conditions contemporaneously with such purchase:

                  (a) RESOLUTIONS, ETC. The Purchasers shall have received from each Obligor, as applicable, (i) a copy of a good standing certificate, dated a date reasonably close to the Issuance Date, for each such Person and (ii) a certificate, dated the Issuance Date, duly executed and delivered by such Person's Secretary or Assistant Secretary, managing member or general partner, as applicable, as to

                           (i) resolutions of each such Person's Board of
                  Directors (or other managing body, in the case of other than a corporation) then in full force and effect authorizing, to the extent relevant, all aspects of the Transaction applicable to such Person and the execution, delivery and performance of each Financing Document to be executed by such Person and the transactions contemplated hereby and thereby;

                           (ii) the incumbency and signatures of those of its
                  officers, managing member or general partner, as applicable, authorized to act with respect to each Financing Document to be executed by such Person; and

                           (iii) the full force and validity of each Organic
                  Document of such Person and copies thereof;

         upon which certificates each Secured Party may conclusively rely until it shall have received a further certificate of the Secretary, Assistant Secretary, managing member or general partner, as applicable, of any such Person canceling or amending the prior certificate of such Person.

                  (b) TRANSACTION CONSUMMATED. (i) The Asset Transfer shall have been consummated on terms and conditions reasonably satisfactory to the Purchasers.

                           (ii) The Acquisition shall have been consummated (or
                  shall be consummated contemporaneously with the application by the Company of the proceeds of the Notes) and in connection therewith, the Company shall have acquired 100% of the issued and outstanding stock of RailTex pursuant to the Merger Agreement for a merger consideration comprised of (i) an aggregate cash purchase price of no more than $139,000,000 and
                  (ii) the Equity Issuance (as defined in the Incorporated Agreement) which shall have been consummated on terms (including documentation in respect thereof in form and substance) satisfactory in all respects to the Purchasers.

                           (iii) In connection with the Acquisition, the Rail
                  America Refinancing and the RailTex Refinancing shall have been consummated (or shall be consummated contemporaneously with the application by the Company of the proceeds of the Notes) on terms and conditions satisfactory in all respects to the Purchasers and except for capital leases and senior secured indebtedness totaling $17,900,000 and convertible subordinated indebtedness of $24,600,000, Holdings and its Subsidiaries shall have no indebtedness for borrowed money other than that incurred in connection with the Transaction.

                           (iv) The Company shall have received proceeds of not
                  less than $330,000,000 of Term Loans under the Credit Agreement and the Revolving Loans shall be available thereunder (but undrawn) on the Issuance Date.

                           (v) The Intermediate Holdings Asset Bridge Note
                  Issuance shall have been consummated on terms (including documentation in respect thereof in form and substance) satisfactory in all respects to the Purchasers and resulted in gross cash proceeds of at least $55,000,000. All of the net proceeds of the Intermediate Holdings Asset Bridge Note Issuance shall have been contributed by Intermediate Holdings to the Company as a common equity contribution for use in partially financing the Transaction.

                           (vi) RailTex shall have received net cash proceeds
                  from the exercise of RailTex stock options of at least $11,100,000 (subject to adjustment due to cashless exercise of such options and termination of such options not exercised).

                           (vii) The Company shall have at least $10,300,000
                  cash on hand immediately prior to the consummation of the Transaction.

                           (viii) RailTex shall have received net cash proceeds
                  from the sale of RailTex Brazil of at least $9,000,000.

                           (ix) The fees and expenses paid or to be paid in
                  connection with the Transaction shall not exceed $36,000,000.

                  (c) TRANSACTION DOCUMENTS. The Purchasers shall have received copies of fully executed versions of the Transaction Documents (including the Material Acquisition Documents and the Loan Documents), certified to be true and complete copies thereof by an Authorized Officer of Holdings, Intermediate Holdings and the Company. Each Transaction Document (including the Merger Agreement) shall be in full force and effect and shall not have been modified or waived in any material respect, nor shall there have been any forbearance to exercise any material rights with respect to any of the terms or provisions relating to the conditions to the consummation of the Acquisition set forth in the Merger Agreement unless otherwise agreed to by the Purchasers. The covenants and the other terms and conditions contained in the Credit Agreement shall be reasonably satisfactory to the Purchasers in all respects.

                  (d) ISSUANCE DATE CERTIFICATE. The Purchasers shall have received the Issuance Date Certificate, dated the Issuance Date and duly executed and delivered by an Authorized Officer, of each of Holdings, Intermediate Holdings and the Company, in which certificate each of Holdings, Intermediate Holdings and the Company shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties of each of Holdings, Intermediate Holdings and the Company as of such date, and, at the time each such certificate is delivered, such statements shall in fact be true and correct. All documents and agreements required to be appended to the Issuance Date Certificate shall be in form and substance reasonably satisfactory to the Purchasers.

                  (e) DELIVERY OF NOTES. The Purchasers shall have received the Notes to be issued on the Issuance Date, duly executed by the Company in the denominations and registered in the names specified in or pursuant to SECTION 2.2.

                  (f) PAYMENT OF OUTSTANDING INDEBTEDNESS, ETC. All Indebtedness identified in ITEM 7.2.2(b) of the Disclosure Schedule (Indebtedness to Be Paid) to the Incorporated Agreement, together with all interest, all prepayment premiums and other amounts due and payable with respect thereto, shall have been paid in full in part from the proceeds received by the Company in consideration for the Notes and the proceeds of the Credit Extensions (as defined in the Credit Agreement) and the Intermediate Holdings Asset

         Bridge Note Issuance (that were contributed by Intermediate Holdings to and) received by the Company and the commitments in respect of such Indebtedness shall have been terminated, and all Liens securing payment of any such Indebtedness have been released.

                  (g) FEES, EXPENSES, ETC. The Purchasers shall have received for their respective accounts all fees, costs and expenses (other than amounts to be netted against the purchase price of the Notes pursuant to SECTION 2.2(b)) due and payable pursuant to SECTIONS 2.3(a) and 11.4.

                  (h) FINANCIAL INFORMATION, MATERIAL ADVERSE CHANGE. (i) The Purchasers shall have received

                                    (A) a consolidating PRO FORMA income
                           statement of Holdings and its Subsidiaries for each of the twelve month periods ended December 31, 1998, September 30, 1999 and December 31, 1999 and a consolidated balance sheet of Holdings and its Subsidiaries, as of the most recent date practicable near to the Closing Date (but no earlier than the close of the Fiscal Quarter ending immediately prior to the Closing Date) certified by the treasurer, chief financial or accounting Authorized Officer of Holdings, in each case, giving effect to the consummation of the Transaction and all the transactions contemplated by this agreement and reflecting estimated transaction related accounting adjustments, prepared by the Company in accordance with Regulation S-X; and

                                    (B) projected financial statements
                           (including balance sheets and statements of income, stockholders' equity and cash flows) of Holdings and its Subsidiaries for the eight-year period following the Issuance Date (the "PROJECTIONS") satisfactory in form and substance to the Purchasers.

                           (ii) Since December 31, 1998, there shall not have
                  been any material adverse change in the business, assets, condition (financial or otherwise), operations, performance, properties, Projections or prospects of Holdings, Intermediate Holdings, the Company and the Restricted Subsidiaries, taken as a whole.

                  (i) OPINIONS OF COUNSEL. The Purchasers shall have received opinions, dated the Issuance Date and addressed to the Purchasers, from

                           (i) Greenberg Traurig, P.A., counsel to the Obligors,
                  in form and substance satisfactory to the Purchasers; and

                           (ii) Shutts & Bowen, counsel to the Obligors, in form
                  and substance satisfactory to the Purchasers.

                  (j) SOLVENCY CERTIFICATE. The Purchasers shall have received a certificate duly executed and delivered by the treasurer, chief financial or accounting Authorized Officer of each of Holdings, Intermediate Holdings and the Company, dated the date of the Issuance Date, in the form of EXHIBIT G attached hereto.

                  (k) INSURANCE. The Purchasers shall have received certified copies of the insurance policies (or binders in respect thereof), from one or more insurance companies reasonably satisfactory to the Purchasers, evidencing coverage required to be maintained pursuant to each Loan Document.

                  (l) LITIGATION. There shall exist no pending or threatened action, suit, investigation, litigation or proceeding in any court or before any arbitrator or governmental instrumentality which (x) purports to affect the consummation of the Transaction or the legality or validity of this Agreement, any Note, any other Financing Document or any Material Acquisition Document or (y) could reasonably be expected to have a Material Adverse Effect.

                  (m) MINIMUM EBITDA. The Company's EBITDA for the consecutive twelve month period ended September 30, 1999 shall be at least $93,900,000, including (i) EBITDA as reported of $62,800,000, (ii) transaction related accounting adjustments, prepared by the Company which are in accordance with Regulation S-X for Form S-1 Registration Statements of no less than $26,700,000 and (iii) other pro forma cost savings of no less than $4,400,000 which are reasonably satisfactory in form and substance to the Purchasers.

                  (n) CORPORATE, TAX AND CAPITAL STRUCTURE. The tax structure (including Organic Documents), the Tax-Sharing Agreement, the shareholders agreements and the management of Holdings, Intermediate Holdings, the Company and their respective Subsidiaries both before and after the Transaction shall be reasonably satisfactory to the Purchasers in all respects. The corporate and capital structure of Holdings, Intermediate Holdings, the Company and such Subsidiaries shall be as set forth in ANNEX I hereto.

                  (o) APPROVALS. All governmental, shareholder and third party consents (including Surface Transportation Board clearance) and approvals necessary or desirable in connection with the consummation of the Transaction, and the related financings and other transactions contemplated hereby shall have been duly obtained and all applicable waiting periods shall have expired, without any action being taken by any competent authority that could restrain, prevent or impose any materially adverse conditions on the

         Transaction, and no such law or regulation shall be applicable which in the judgment of the Purchasers could have any such effect.

                  (p) ENVIRONMENTAL ASSESSMENT. The Purchasers shall have received copies of an environmental assessment of the properties of the Company and its Subsidiaries, to be completed by Pilko & Associates, Inc. The results of such environmental assessment shall be reasonably satisfactory in form, scope and substance to the Purchasers.

                  (q) APPRAISAL OF ASSETS. The Purchasers shall have received copies of appraisals of the assets of the Company and its Subsidiaries performed by Mainline Management Services, Inc. and Norman W. Seip & Associates. The results of such appraisals shall be satisfactory in form, scope and substance to the Purchasers.

                  (r) FOREIGN ACQUISITIONS AND TAKEOVERS ACT APPROVAL. If Holdings, Intermediate Holdings or the Company is required to obtain an approval or an indication of non-objection under the Foreign Acquisitions and Takeovers Act 1975 of Australia or any real estate policy guidelines of the Commonwealth Government of Australia and/or an approval or certification of the Treasurer of Australia under the Foreign Acquisitions and Takeovers Regulations of Australia to enter into the Merger Agreement, or to give effect to the Transaction, the Company shall have provided to the Purchasers, and the Purchasers shall have received, copies of the application to obtain the approval or certification of the Treasurer of Australia or the statement of non-objection and copies of the relevant approval, certification or statement.

                  (s) The representations and warranties of the Company contained in the Financing Documents shall be true and correct in all material respects on and as of the Issuance Date as if made on and as of such date (unless stated to relate solely to an earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date) and the Company shall have performed and complied with all covenants and agreements required by the Financing Documents to be performed by it or complied with by it at or prior to the Issuance Date, and the Purchasers shall have received a certificate from an authorized officer of the Company to such effect.

                  (t) There shall not exist any Default.

                  (u) Pursuant to the terms of the Escrow Agreement, Holdings shall have executed and delivered to the Escrow Agent fully authenticated Warrants, unregistered or registered in blank, representing the right to purchase shares of Common Stock of Holdings at any time in an amount equal to 3.5% of the fully-diluted Capital Stock of Holdings, calculated after giving effect to the transactions occurring on or prior to the Issuance Date (the "WARRANT SHARES"), exercisable for a period of seven years at a price equal to the closing price per share of Common Stock of Holdings traded on the NASDAQ National Market at the close of trading on the Issuance Date.

                  (v) The Engagement Letter shall have been executed and delivered.

                  (w) The Purchasers shall have received such additional certificates, legal and other opinions and documentation as they shall reasonably request.

         Section 5.2 CONDITIONS TO THE COMPANY'S OBLIGATIONS. The obligations of the Company to issue and sell the Notes pursuant to this Agreement to the Purchasers are subject to the satisfaction, at or prior to the time of purchase of the Notes, of the following conditions:

                  (a) The representations and warranties of the Purchasers contained herein shall be true and correct in all material respects on and as of the Issuance Date as if made on and as of such date.

                  (b) The issuance and sale of the Notes by the Company shall not be prohibited by any applicable law, court order or governmental regulation.

                  (c) The Transaction shall have been consummated (or shall be consummated contemporaneously with the application by the Company of the proceeds from the issuance and sale of the Notes hereunder).

                  (d) Contemporaneously therewith, the Company shall have received the purchase price for the Notes to be purchased by the Purchasers in accordance with SECTION 2.2(b).


                                   ARTICLE VI

                                    COVENANTS

           The Company agrees that, from and after the Issuance Date and so long as any Notes remain outstanding and unpaid, and for the benefit of the Purchasers and the Holders:

         Section 6.1 INCORPORATION OF AFFIRMATIVE COVENANTS FROM THE INCORPORATED AGREEMENT. Each of Holdings, Intermediate Holdings and the Company shall, and (where and to the extent contemplated by the terms of the Incorporated Agreement) shall cause each of their Subsidiaries to, comply with the affirmative covenants set forth in the following Sections of the Incorporated Agreement:

                  (a) 7.1.1 (Financial Information, Reports, Notices, etc.) (excluding clause (l) thereof);

                  (b) 7.1.2 (Maintenance of Existence; Compliance with Laws, etc.);

                  (c)  7.1.3 (Maintenance of Properties);

                  (d)  7.1.4 (Insurance);

                  (e) 7.1.5 (Books and Records) (excluding the last sentence thereof);

                  (f)  7.1.6 (Environmental Law Covenant); and

                  (g) 7.1.10 (Use of Proceeds of Holdings Disposition of Capital Stock or Assets).

         Section 6.2 INCORPORATION OF NEGATIVE COVENANTS FROM THE INCORPORATED AGREEMENT. None of Holdings, Intermediate Holdings or the Company shall, nor shall any such Obligor permit any of its Restricted Subsidiaries to, violate any of the negative covenants set forth in the following Sections of the Incorporated Agreement:

                  (a)  7.2.1 (Business Activities);

                  (b) 7.2.2 (Indebtedness) (excluding clause (f)(i) (to the extent such clause requires such Indebtedness to be evidenced by a promissory note that is pledged to the Administrative Agent pursuant to a Loan Document)), PROVIDED that for purposes hereof (i) the aggregate principal amount of "Obligations" permitted by clause (a) thereof shall not exceed (i) $380,000,000 minus (ii) the aggregate amount of the permanent payments or prepayments of Term Loans and permanent reductions of the Revolving Loan Commitment Amount;

                  (c)  7.2.3 (Liens);

                  (d)  7.2.5 (Investments);

                  (e)  7.2.6 (Restricted Payments, etc.);

                  (f) 7.2.8 (No Prepayment of Certain Debt) (excluding clauses
         (a) (as such clause relates to the Obligations evidenced hereby) and
         (c)(iii) thereof);

                  (g)  7.2.9 (Capital Stock of Subsidiaries);

                  (h)  7.2.10 (Consolidation, Merger, etc.);

                  (i)  7.2.11 (Permitted Dispositions);

                  (j) 7.2.12 (Modification of Certain Agreements); PROVIDED that for purposes hereof the term "Subordinated Debt Documents" as used therein shall not include the Financing Documents;

                  (k)  7.2.13 (Transactions with Affiliates);

                  (l) 7.2.14 (Restrictive Agreements, etc.) (excluding clause
         (a) thereof); PROVIDED that the lead in to such Section shall be amended by inserting the words "(other than the Loan Documents)" immediately following the words "enter into any agreement" and immediately preceding the word "prohibiting" in such lead in; and

                  (m)  7.2.15 (Sale and Leaseback).

         Section 6.3 INVESTMENT COMPANY ACT. None of Holdings, Intermediate Holdings or the Company will be or become an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under the Investment Company Act of 1940, as amended.

         Section 6.4 USE OF PROCEEDS. The proceeds from the issuance and sale of the Notes by the Company pursuant to this Agreement shall be used to fund the Transaction and to pay related fees and expenses.

         Section 6.5 RESTRICTIONS ON CERTAIN AMENDMENTS. None of Holdings, Intermediate Holdings or the Company will amend, or suffer to be amended, the Loan Documents in any respect which would impose a limitation upon, or a requirement of consent in connection with, the Permanent Financing, which limitation or requirement was not applicable under the Loan Documents as in effect on the Issuance Date.

         Section 6.6 NO SENIOR SUBORDINATED DEBT. Except for the Indebtedness that is permitted to be incurred under clauses (a) and (k) of Section 7.2.2 of the Incorporated Agreement as incorporated by reference in CLAUSE (b) of SECTION
6.2 above, none of Holdings, Intermediate Holdings or the Company will, nor will either such Obligor permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness of Holdings, Intermediate Holdings, the Company or such Restricted Subsidiary that is subordinate in right of payment to any other Indebtedness of the Company or such Restricted Subsidiary unless such Indebtedness by its terms or the terms of the instrument creating or evidencing such Indebtedness, is subordinate in right of payment or PARI PASSU with the Notes or the Guarantee, as applicable, on terms acceptable to the Majority Holders.

         Section 6.7 PERMANENT FINANCING. (a) The Company will, and will cause each of its Restricted Subsidiaries to, take all actions which, in the reasonable judgment of DLJSC, are necessary or desirable to obtain Permanent Financing as soon as practicable through issuance of subordinated securities at such interest rates and other terms as are, in the reasonable opinion of DLJSC, prevailing for new issues of securities of comparable size and credit rating in the United States capital markets at the time such Permanent Financing is consummated and obtained in comparable transactions made on an arm's-length basis between unaffiliated parties; PROVIDED that, if in the reasonable judgment of DLJSC, equity securities of Holdings need to be provided for the consummation of the Permanent Financing on the terms set forth above, the terms of the Permanent Financing shall provide for the issuance of such equity securities (which may include warrants to purchase such equity securities). The respective amounts to be financed through the subordinated debentures or through the issuance of other securities shall be as determined by the Company, but shall be in an amount at least sufficient to repay or redeem the Notes in full in accordance with their terms. The Company hereby covenants and agrees that the proceeds from the Permanent Financing shall be used to the extent required to redeem in full the Notes in accordance with their terms.

         (b) The Company covenants that it will, and will cause each of its Restricted Subsidiaries to, enter into such agreements as in the reasonable judgment of DLJSC are customary in connection with the Permanent Financing, make such filings under the Securities Act, the Exchange Act, the Trust Indenture Act of 1939, as amended, and State securities laws (subject to customary exceptions) as in the reasonable judgment of DLJSC shall be required to permit consummation of the Permanent Financing and take such steps as in the reasonable judgment of DLJSC are necessary to cause such filings to become effective or in the reasonable judgment of DLJSC are otherwise required to consummate the Permanent Financing in a manner that does not violate the Credit Agreement.

         Section 6.8 ADDITIONAL GUARANTORS. The Company will cause each of its Domestic Restricted Subsidiaries that enters a Guarantee Obligation with respect to any Designated Senior Debt to execute and deliver to the Holders a counterpart hereof as a Guarantor hereunder within 5 Business Days of its entering such Guarantee Obligation with respect to such Designated Senior Debt.

         Section 6.9 SYNDICATION EFFORTS. (a) The Company acknowledges that the Purchasers may transfer (such transfers, collectively, the "SYNDICATION") all or part of the Notes issued to the Purchasers on the Issuance Date to one or more other Holders. Holdings, Intermediate Holdings and the Company shall, and shall cause the Guarantors to, actively assist Rail America Funding, Inc. in completing the syndication in a manner satisfactory to it. Without limiting the foregoing, upon the request of Rail America Funding, Inc., Holdings, Intermediate Holdings and the Company shall, and shall cause the Guarantors to
(i) use commercially reasonable efforts to ensure that the syndication efforts benefit materially from the Purchasers existing lending and other financing relationships, (ii) provide direct contact between senior management and advisors of Holdings, Intermediate Holdings, the Company, and the Guarantors and the proposed Holders, (iii) assist in the preparation of a confidential information memorandum and other marketing materials to be used in connection with the syndication and (iv) host, with Rail America Funding,

Inc. or on one or more of their respective Affiliates, of one or more meetings of prospective Holders.

                  (b) DLJSC or one of its Affiliates shall manage all aspects of any syndication, in consultation with the Company including decisions as to the selection of potential Holders to be approached and when they will be approached, when their commitments will be accepted, which potential Holders will participate, and the principal amount of the Notes to be transferred to each such Holder. In order to assist DLJSC or such Affiliate in any syndication efforts, Holdings, Intermediate Holdings and the Company shall, and shall cause each of the Guarantors to, promptly prepare and provide to DLJSC, the Purchasers or such Affiliate all information with respect to Holdings, Intermediate Holdings, the Company, the Transaction, the Permanent Financing and the other transactions contemplated hereby and thereby, including all financial information and projections, as DLJSC, Rail America Funding, Inc., or such Affiliate may reasonably request in connection with such syndication.


                                   ARTICLE VII

                                EVENTS OF DEFAULT

         Section 7.1 EVENTS OF DEFAULT DEFINED; ACCELERATION OF MATURITY; WAIVER OF DEFAULT. In case one or more of the following (each, an "Event of Default"), whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, shall have occurred and be continuing:

                  (a) default in the payment of all or any part of the principal or premium, if any, on any of the Notes as and when the same shall become due and payable either at maturity, upon any redemption, by declaration or otherwise; or

                  (b) default in the payment of any installment of interest upon any of the Notes or any fees payable under this Agreement or the Engagement Letter or any amount payable under SECTION 2.7 as and when the same shall become due and payable, and continuance of such default for a period of five days; or

                  (c) failure on the part of Holdings, Intermediate Holdings, or the Company to observe or perform any of the covenants contained in SECTIONS 6.1(g), 6.2, 6.3, 6.4, 6.5 and 6.6 of this Agreement; or

                  (d) failure on the part of Holdings, Intermediate Holdings, or the Company to observe or perform any of the other covenants or agreements contained in the Financing

         Documents, if such failure shall continue for a period of 30 days after the date on which written notice thereof shall have been given to the Company by a Holder; or

                  (e) there shall be a default in respect of any Indebtedness of the Company or any of its Restricted Subsidiaries in an aggregate principal amount in excess of $5,500,000 whether such Indebtedness now exists or shall hereafter be created (excluding the Notes) if such default results in acceleration of the maturity of such Indebtedness; or the Company or any of its Restricted Subsidiaries shall fail to pay at maturity any such Indebtedness whether such Indebtedness now exists or shall hereafter be created; or

                  (f) any representation, warranty, certification or statement made or deemed made by the Company or any of its Restricted Subsidiaries in any Financing Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with any Financing Document shall prove to have been untrue in any material respect when made or deemed made; or

                  (g)  a Change in Control has occurred; or

                  (h) any of the Financing Documents to which the Company or a Guarantor is a party shall for any reason fail to constitute the valid and binding agreement of the Company or such Guarantor as the case may be,; or

                  (i) any Event of Default set forth in Sections 8.1.6 (Judgments) (PROVIDED that the amount "$5,000,000" therein shall be replaced with the amount "$5,500,000") or 8.1.9 (Bankruptcy, Insolvency, etc.) of the Incorporated Agreement,

then, and in each and every such case (other than an Event of Default described in clauses (b), (c) and (d) of Section 8.1.9 of the Incorporated Agreement as incorporated by reference in CLAUSE (i) above with respect to any Obligor), unless the principal of all the Notes shall have already become due and payable, the Majority Holders (or, if at such time the Purchasers no longer hold at least 50% of the aggregate outstanding principal amount of the Notes, Holders of at least 33 1/3% of the aggregate outstanding principal amount of the Notes), by notice in writing to the Company and the Administrative Agent, may declare the entire outstanding principal amount of the Notes together with accrued and unpaid interest thereon to be immediately due and payable; PROVIDED that for so long as the Loan Documents are in effect, such acceleration shall not become effective until the earlier of (i) five Business Days after the notice of acceleration is given to the Administrative Agent or (ii) the date on which the Indebtedness under the Loan Documents is accelerated. If an Event of Default described in clauses (b), (c) or (d) of Section 8.1.9 of the Incorporated Agreement as incorporated by reference in CLAUSE (i) above with respect to any Obligor occurs, the outstanding principal of and accrued and unpaid interest on the Notes will be immediately due and payable without any notice, declaration or other act on the part of the Holders. The Majority Holders may annul any notice of acceleration or past Defaults (other than monetary Defaults not yet cured) by delivering a notice of annulment to the Company and the Administrative Agent. If an Event of Default shall occur and be continuing, the Purchasers shall have the right to appoint one (1) representative to serve as a member of the Board of Directors of Holdings; PROVIDED, HOWEVER, that such right shall terminate if the Purchasers no longer hold at least 50% of the aggregate outstanding principal amount of the Notes.


                                  ARTICLE VIII

                             LIMITATION ON TRANSFERS

         Section 8.1 RESTRICTIONS ON TRANSFER. From and after the Issuance Date, none of the Notes shall be transferable except upon the conditions specified in SECTIONS 8.2 and 8.3, which conditions are intended to ensure compliance with the provisions of the Securities Act in respect of the Transfer of any of such Notes or any interest therein and SECTION 8.4; PROVIDED, HOWEVER, that the Purchasers shall not Transfer any Notes to any Person that is not its Affiliate prior to the Fixed Rate Sale Date without the consent of the Company (which consent shall not be unreasonably delayed or denied). The Purchasers will cause any proposed transferee of any Notes (or any interest therein) held by it to agree to take and hold such Notes (or any interest therein) subject to the provisions and upon the conditions specified in this SECTION 8.1 and in SECTIONS
8.2 and 8.3.

         Section 8.2 RESTRICTIVE LEGENDS. (a) Each Note issued to the Purchasers or to a subsequent transferee shall (unless otherwise permitted by the provisions of SECTION 8.2(b) or SECTION 8.3) include a legend in substantially the following form:

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND THEN ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN THE SECURITIES PURCHASE AGREEMENT, DATED AS OF FEBRUARY 4, 2000, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER OF THIS SECURITY AT ITS PRINCIPAL EXECUTIVE OFFICE.

         (b) Any Holders of Notes registered pursuant to the Securities Act and qualified under applicable state securities laws may exchange such Notes on transfer for new securities that shall not bear the legend set forth in CLAUSE
(a) of this SECTION 8.2.

         Section 8.3 NOTICE OF PROPOSED TRANSFERS. (a) Ten days prior to any proposed Transfer (other than Transfers of Notes (i) registered under the Securities Act, (ii) to an Affiliate of DLJSC or a general partnership in which DLJSC, or any of its Affiliates is one of the general partners or (iii) to be made in reliance on Rule 144A under the Securities Act) of any Notes, the holder thereof shall give written notice to the Company of such holder's intention to effect such Transfer, setting forth the manner and circumstances of the proposed Transfer, and which notice shall be accompanied by (A) an opinion of the proposed transferee's counsel (reasonably satisfactory to the Company) addressed to the Company to the effect that the proposed Transfer of such Notes may be effected without registration under the Securities Act, (B) such representation letters in form and substance reasonably satisfactory to the Company to ensure compliance with the provisions of the Securities Act and (C) such letters in form and substance reasonably satisfactory to the Company from each such transferee stating such transferee's agreement to be bound by the terms of this Agreement. Such proposed Transfer may be effected only if the Company shall have received such notice of transfer, opinion of counsel, representation letters and other letters referred to in the immediately preceding sentence, whereupon the holder of such Notes shall be entitled to Transfer such Notes in accordance with the terms of the notice delivered by the holder to the Company. Each Note transferred as above provided shall bear the legend set forth in SECTION 8.2(a) except that such Note shall not bear such legend if the opinion of counsel referred to above is to the further effect that neither such legend nor the restrictions on Transfer in SECTIONS 8.1 through 8.3 are required in order to ensure compliance with the provisions of the Securities Act.

         (b) Ten days prior to any proposed Transfer of any Notes to be made in reliance on Rule 144A under the Securities Act ("RULE 144A"), the holder thereof shall give written notice to the Company of such holder's intention to effect such Transfer, setting forth the manner and circumstances of the proposed Transfer and certifying that such Transfer will be made (i) in full compliance with Rule 144A and (ii) to a transferee that (A) such holder reasonably believes to be a "qualified institutional buyer" within the meaning of Rule 144A and (B) is aware that such Transfer will be made in reliance on Rule 144A. Such proposed Transfer may be effected only if the Company shall have received such notice of transfer, whereupon the holder of such Notes shall be entitled to Transfer such Notes in accordance with the terms of the notice delivered by the holder to the Company. Each Note transferred as above provided shall bear the legend set forth in SECTION 8.2(a).

         Section 8.4 RIGHT TO SELL, TRANSFER OR ASSIGN NOTES. (a) Subject to SECTIONS 8.1 through 8.3, the Purchasers shall have the absolute and unconditional right to Transfer Notes in compliance with applicable law to any third party at any time.

         (b) Commencing on the Fixed Rate Sale Date, any Note then outstanding may be sold by the Purchaser that is the holder of such Note to any Person (other than any Affiliate of such Purchaser) on a fixed rate basis with the interest rate per annum fixed at a market rate to be determined by such Purchaser (such interest rate with respect to such Note, the "RELEVANT FIXED



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



INTEREST RATE"); PROVIDED that (i) such rate shall in no event exceed 17.00% per annum and (ii) such Purchaser shall give the Company ten days written notice prior to any such sale.

         Section 8.5 REPLACEMENT NOTES. Within five Business Days after any Transfer made pursuant to SECTION 8.3(a) or 8.3(b), upon surrender to the Company of the Notes subject to such Transfer, the Company, at its own expense, shall execute and deliver to the Purchaser in exchange for the Note or Notes that are subject of such Transfer a new Note or Notes registered in the name of the transferee of such Note or Notes (or in such name or names as shall be designated by such transferee) in an amount equal to the aggregate principal amount of the Note or Notes so transferred, and if the transferring Holder has not transferred all of the Notes held by such transferor a new Note or Notes registered in the name of the transferring holder (or such name or names as shall be designated by such transferring holder) equal to the aggregate principal amount of the Notes surrendered in connection with such Transfer less the aggregate principal amount of the Note or Notes that are the subject of such Transfer, which shall be dated the effective date of such Transfer and shall otherwise be in substantially the form of EXHIBIT B attached hereto. Holdings shall not be required to pay any documentary stamp tax which may be payable in respect of any Transfer of any Note from a Holder to any transferee; PROVIDED that Holdings shall take all such actions as may be reasonably requested by such Holder or such transferee to minimize or eliminate any such tax.


                                   ARTICLE IX

                                  SUBORDINATION

         Section 9.1 NOTES SUBORDINATED TO DESIGNATED SENIOR DEBT. The Company for itself and its successors, and each Holder, by its acceptance of the Notes, agrees that the payment of the principal amount of the Notes and interest thereon, and any claim for rescission or damages in respect thereof under any applicable law (the "Subordinated Obligations") by the Company is subordinated, to the extent and in the manner provided in this ARTICLE IX, to the prior payment of Designated Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed); PROVIDED, that the provisions of this ARTICLE IX do not apply to, and the Notes are not subordinated in respect of, the proceeds of the Permanent Financing. This
ARTICLE IX will constitute a continuing offer to all persons who, in reliance upon its provisions, become holders of, or continue to hold, Designated Senior Debt, and such provisions are made for the benefit of the holders of Designated Senior Debt, and such holders are made obligees under this ARTICLE IX and they and/or each of them may enforce its provisions.

         Section 9.2 NO PAYMENT ON NOTES IN CERTAIN CIRCUMSTANCES. (a) No payment will be made on account of the Subordinated Obligations, or to acquire any of the Notes for cash, property or securities, or on account of the redemption provisions of the Notes (x) upon the maturity of any Designated Senior Debt by lapse of time, acceleration or otherwise, unless and until all such Designated Senior Debt shall first be paid in full in cash or cash equivalents or provision for the payment in full in cash or cash equivalents have been made with respect thereto, in each case, in a manner satisfactory to the holders of Designated Senior Debt or (y) in the event that the Company defaults in the payment of any principal of or interest on or any other amounts payable on or due in connection with any Designated Senior Debt when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, unless and until such default has been cured or waived in writing.

         (b) Upon the occurrence of any event of default (or if an event of default would result upon any payment with respect to the Subordinated Obligations) with respect to any Designated Senior Debt, as such event of default is defined in the instruments evidencing such Designated Senior Debt or under which it is outstanding, permitting the holders to accelerate its maturity (if the default is other than default in payment of the principal of or interest on or any other amount due in connection with such Designated Senior Debt), upon written notice of the event of default given to the Company by the holders of such Designated Senior Debt (or their agent or representative), then, unless and until such event of default has been cured or waived in writing, no payment will be made by the Company with respect to the Subordinated Obligations or to acquire any of the Notes for cash, property or securities or with regard to redemption of Notes; PROVIDED, that the foregoing will not prevent the making of any payment for a period of more than 179 days after the date the written notice of the default is given unless such Designated Senior Debt in respect of which such event of default exists has been declared due and payable in its entirety within that period, and that declaration has not been rescinded. If such Designated Senior Debt is not declared due and payable within 179 days after the written notice of the default is given, promptly after the end of the 179-day period the Company will pay all sums not paid during the 179-day period because of this CLAUSE (b) unless CLAUSE (a) above is then applicable. During any period of 360 consecutive days only one such period during which payment of principal of, or interest on, the Notes may not be made may commence and the duration of such period may not exceed 179 days.

         (c) If any payment or distribution of assets of the Company is received by any Holder in respect of the Subordinated Obligations at a time when that payment or distribution should not have been made because of CLAUSE (a) or (b) above, such payment or distribution will be received and held in trust for and will be paid over to the holders of Designated Senior Debt which is due and payable and remains unpaid or unprovided for (pro rata as to each of such holders on the basis of the respective amounts of such Designated Senior Debt which is due and payable) until all such Designated Senior Debt has been paid in full in cash or cash equivalents or provided for in cash or cash equivalents in a manner satisfactory to the holders of Designated Senior Debt, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Designated Senior Debt.

         Section 9.3 NOTES SUBORDINATED TO PRIOR PAYMENT OF ALL DESIGNATED SENIOR DEBT ON DISSOLUTION, LIQUIDATION OR REORGANIZATION. (a) Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership or similar proceeding related to the Company or its property or upon an assignment for the benefit of creditors, any marshaling of the Company's assets or liabilities, or otherwise):

                  (i) the holders of all Designated Senior Debt will first be entitled to receive payment in full in cash or cash equivalents or provision for payment in full in cash or cash equivalents in a manner satisfactory to the holders of Designated Senior Debt of the principal of and interest on Designated Senior Debt and other amounts due in connection with Designated Senior Debt (including interest accruing subsequent to an event described in Section 8.1.9 of the Incorporated Agreement) (or which would have accrued but for the occurrence of such event) at the rate provided for in the documents governing such Designated Senior Debt, whether or not such interest is an allowed claim enforceable against the debtor in a bankruptcy case under Title 11 of the United States Code), before the Holders are entitled to receive any payment on account of the principal of or interest on the Notes;

                  (ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders would be entitled except for the provisions of this Section will be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the holders of Designated Senior Debt or their representatives to the extent necessary to make payment in full in cash or cash equivalents or provision for payment in full in cash or cash equivalents in a manner satisfactory to the holders of Designated Senior Debt of all Designated Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Designated Senior Debt; and

                  (iii) if, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities is received by the Holders on account of the Subordinated Obligations before all Designated Senior Debt is paid in full in cash or cash equivalents or provided for in cash or cash equivalents in a manner satisfactory to the holders of Designated Senior Debt, such payment or distribution will be received and held in trust for and will be paid over to the holders of the Designated Senior Debt remaining so unpaid or unprovided for or their representatives for application to the payment of such Designated Senior Debt until all such Designated Senior Debt has been paid in full in cash or cash equivalents or provided for in cash or cash equivalents in a manner satisfactory to the holders of Designated Senior Debt, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Designated Senior Debt.

         (b) The Company will give prompt written notice to the Holders of any dissolution, winding up, liquidation or reorganization of it or any assignment for the benefit of its creditors and of any event of default in respect of Designated Senior Debt.

         (c) For purposes of this SECTION 9.3, the words "cash, property or securities" shall not be deemed to include (x) shares of common stock of the Company as reorganized or readjusted, (y) securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which are subordinated, to at least the same extent as the Notes, to the payment of all Designated Senior Debt then outstanding or (z) any payment or distribution of securities of the Company or any other corporation authorized by an order or decree giving effect, and stating in such order or decree that effect has been given, to subordination of the Notes to Designated Senior Debt and made by a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy, insolvency or similar law. For purposes of this ARTICLE IX, (i) "distribution" and "payment" with respect to the Company or its assets include payments, distributions and other transfers of assets by or on behalf of the Company from any source, of any kind or character, whether direct or indirect, by set-off or otherwise, whether in cash, property or securities, (ii) "payment on the account of the Subordinated Obligations" shall not include the Warrants, any shares issued upon exercise of the Warrants or any sale or transfer of any of the foregoing and (iii) "cash equivalents" means Cash Equivalents described in clause (i) of the definition thereof to the extent such Cash Equivalents mature within nine months.

         Section 9.4 HOLDERS TO BE SUBROGATED TO RIGHTS OF HOLDERS OF DESIGNATED SENIOR DEBT. Following the payment in full in cash or cash equivalents or provision for payment in full in cash or cash equivalents in a manner satisfactory to the holders of Designated Senior Debt of all Designated Senior Debt, the Holders will be subrogated to the rights of the holders of Designated Senior Debt to receive payments or distributions of assets of the Company applicable to the Designated Senior Debt until all amounts owing on the Notes have been paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of Designated Senior Debt by or on behalf of the Company or by or on behalf of the Holders by virtue of this ARTICLE IX which otherwise would have been made to the Holders will, as between the Company and the Holders, be deemed to be payment by the Company to or on account of the Designated Senior Debt, it being understood that the provisions of this ARTICLE IX are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Designated Senior Debt, on the other hand.

         Section 9.5 OBLIGATIONS OF THE COMPANY UNCONDITIONAL. Nothing contained in this ARTICLE IX or elsewhere in the Notes is intended to or will impair, as between the Company and the Holders, the obligations of the Company, which are absolute and unconditional, to pay to the Holders the Subordinated Obligations as and when they become due and payable in accordance with their terms, or is intended to or will affect the relative rights of the Holders and creditors of the Company other than the holders of the Designated Senior Debt, nor will anything herein or therein prevent any Holder from exercising all remedies otherwise permitted by applicable law upon default under the Notes, subject to the rights if any, under this ARTICLE IX of the holders of Designated Senior Debt.

         Section 9.6 SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF THE COMPANY OR HOLDERS OF DESIGNATED SENIOR DEBT. No right of any present or future holders of any Designated Senior Debt to enforce subordination as provided herein will at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any such holder, or by any noncompliance by the Company with the terms of this ARTICLE IX, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The holders of Designated Senior Debt may extend, renew, modify or amend the terms of the Designated Senior Debt or any security or guarantee therefor or thereof, release, sell or exchange such security, exercise or refrain from exercising any rights against the Company, any of its Subsidiaries or any other Person and otherwise deal freely with the Company, all without affecting the liabilities and obligations of the parties to the document or the Holders. No amendment to these provisions will be effective against the holders of the Designated Senior Debt who have not consented thereto in writing.

         Section 9.7 NOT TO PREVENT EVENTS OF DEFAULT. The failure to make a payment on account of the Subordinated Obligations by reason of any provision of this ARTICLE IX will not be construed as preventing the occurrence of an Event of Default.

         Section 9.8 MISCELLANEOUS. If, upon any proceeding referred to in
SECTION 9.3, a Holder does not file a claim in such proceeding prior to fifteen days before the expiration of the time to file such claim, the holders of the Designated Senior Debt or their agent or representative, at the expense of the holders of Designated Senior Debt, may file such claim on behalf of such Holder.


                                    ARTICLE X

                                   GUARANTEES

         Section 10.1 GUARANTEES. (a) Subject to SECTIONS 10.2 and 10.3, each of the Guarantors jointly and severally unconditionally guarantees to each Holder, irrespective of the validity and enforceability of the other provisions of this Agreement, or of the Financing Documents, the Notes and the obligations of the Company hereunder or thereunder, that: (i) the principal of, premium, if any, and interest, if any, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and (to the extent permitted by law) interest on the overdue principal of, premium, if any, and interest, if any, on the Notes (including all reasonable costs of collection and enforcement thereof and interest thereon which would be owing by the Company but for the effect of any bankruptcy law, if any), and all other obligations of the Company to the Holders under this Agreement, the Financing Documents and the Notes shall be promptly paid in full when due or performed, all in accordance with the terms of this Agreement, the Financing Documents and the Notes; and (ii) in case of any extension of time of payment or renewal of any Notes, or the issuance of any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with their terms whether at stated maturity, by acceleration, redemption or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, the Guarantors shall be jointly and severally and unconditionally obligated to pay the same immediately whether or not such failure to pay has become an Event of Default which could cause acceleration pursuant to SECTION 7.1. Each Guarantor agrees that this is a continuing guarantee of payment and not merely a guarantee of collection.

         (b) The Guarantors hereby agree that, subject to SECTIONS 10.2 AND 10.3, their obligations hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                  (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under this Agreement, the Financing Documents or the Notes, by operation of law or otherwise;

                  (ii) any modification or amendment of or supplement to any other provisions of this Agreement, or to the Financing Documents or the Notes with the consent of the Guarantors, which consent shall not be unreasonably withheld;

                  (iii) any release, non-perfection or invalidity of any direct or indirect security for, or any other guarantee of, any of the obligations guaranteed by this ARTICLE X;

                  (iv) any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in this Agreement, the Financing Documents or the Notes;

                  (v) the existence of any claim, set-off or other rights which any Guarantor may have at any time against the Company or any other Person, whether in connection herewith or with an unrelated transactions, PROVIDED that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                  (vi) any invalidity or unenforceability relating to or against the Company for any reason of this Agreement, the Financing Documents or the Notes, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest on the Notes or any other amount payable by it under this Agreement, the Financing Documents or the Notes;

                  (vii) any other act or omission to act or delay of any kind by the Company or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of any Guarantor's obligations hereunder; or

                  (viii) any issuance of additional Notes pursuant to SECTION 2.5(f).

         (c) Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that, subject to this
Article X, this Guarantee shall not be discharged except by complete performance of all obligations on and with respect to the Notes, this Agreement and the Financing Documents.

         (d) If any Holder is required by any court or otherwise to return to the Company or any of the Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or any of the Guarantors, any amount paid to such Holder, this Guarantee, to the extent of the amount so returned, shall be reinstated in full force and effect.

         (e) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in SECTION 7.1 notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (y) in the event of any declaration of acceleration of such obligations as provided in SECTION 7.1, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Guarantee.

         Section 10.2 SUBORDINATION OF GUARANTEES. The obligations of each Guarantor under its Guarantee pursuant to this Article X are junior and subordinated to any guarantees by such Guarantor of any Designated Senior Debt on the same basis as the Notes are junior and subordinate to such Designated Senior Debt under ARTICLE IX (it being understood that delivery of any notice to the Company pursuant to SECTION 9.2(b) shall constitute notice to each Guarantor hereunder).

         Section 10.3 LIMITATION ON GUARANTOR LIABILITY. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that this Guarantee not constitute a fraudulent transfer or conveyance for purposes of any bankruptcy law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to this Guarantee. To effectuate the foregoing intention, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under this Guarantee shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Guarantee, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent transfer or conveyance.

         Section 10.4 CONSOLIDATION OR MERGER OF GUARANTORS. Subject to SECTION 10.5, without limiting the provisions of CLAUSE (h) of SECTION 6.2, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless such corporation, person or entity is a Guarantor.

         Section 10.5 RELEASE OF GUARANTORS. If at any time any Guarantor shall be released from all of its obligations under all guarantees of, and all grants of Liens on any of its assets or property securing, Designated Senior Debt, the obligations of such Guarantor under this Agreement and the other Financing Documents shall be automatically released.


                                   ARTICLE XI

                                  MISCELLANEOUS

         Section 11.1 NOTICES. All notices, demands and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given to such party at its address set forth on the signature pages hereof, or such other address as such party may hereinafter specify for the purpose. Each such notice, demand or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified on the signature page hereof, or (ii) if given by overnight courier, addressed as aforesaid or by any other means, when delivered at the address specified in this Section.

         Section 11.2 NO WAIVERS; AMENDMENTS. (a) No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party at law or in equity or otherwise.

         (b) Any provision of this Agreement may be amended, supplemented or waived if, but only if, such amendment, supplement or waiver is in writing and is signed by the Company and the Majority Holders; PROVIDED, that without the consent of each Holder of any Note affected thereby, an amendment, supplement or waiver may not (a) reduce the aggregate principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (b) reduce the rate or extend the time for payment of interest on any Note, (c) reduce the principal amount of or extend the stated maturity of any Note or (d) make any Note payable in money or property other than as stated in the Notes. In determining whether the Holders of the requisite principal amount of Notes have concurred in any direction, consent, or waiver as provided in this Agreement or in the Notes, Notes which are owned by the Company or any other obligor on or guarantor of the Notes, or, except for DLJSC and its Affiliates by any Person controlling, controlled by, or under common control with any of the foregoing, shall be disregarded and deemed not to be outstanding for the purpose of any such determination; and PROVIDED, FURTHER, that no such amendment, supplement or waiver which affects the rights of the Purchasers and its Affiliates otherwise than solely in their capacities as Holders of Notes shall be effective with respect to them without their prior written consent.

         Section 11.3 INDEMNIFICATION. (a) The Company (the "INDEMNIFYING PARTY") agrees to indemnify and hold harmless each Purchaser, its respective Affiliates, and each Person, if any, who controls such Purchaser, or any of its Affiliates, within the meaning of the Securities Act or the Exchange Act (a "CONTROLLING PERSON"), and the respective partners, agents, employees, officers and directors of such Purchaser, its Affiliates and any such Controlling Person (each an "INDEMNIFIED PARTY," and collectively, the "INDEMNIFIED PARTIES"), from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation and as incurred, reasonable costs of investigating, preparing or defending any such claim or action, whether or not such Indemnified Party is a party thereto) arising out of, or in connection with any activities contemplated by this Agreement or any other services rendered in connection herewith, including, but not limited to, losses, claims, damages, liabilities or expenses arising out of or based upon any untrue statement or any alleged untrue statement of a material fact or any omission or any alleged omission to state a material fact in any of the disclosure or offering or confidential information documents (the "DISCLOSURE DOCUMENTS") pertaining to any of the transactions or proposed transactions contemplated herein, including any eventual refinancing or resale of the Notes, PROVIDED, that the Indemnifying Party will not be responsible for any claims, liabilities, losses, damages or expenses that are determined by final judgment of a court of competent jurisdiction to result from such Indemnified Party's gross negligence, willful misconduct or bad faith. The Indemnifying Party also agrees that (i) no Purchaser shall have liability (except for breach of provisions of this Agreement) for claims, liabilities, damages, losses or expenses, including legal fees, incurred by the Indemnifying Party in connection with this Agreement, unless they are determined by final judgment of a court of competent jurisdiction to result from such Purchaser's gross negligence, willful misconduct or bad faith and (ii) no Purchaser shall in any event have any liability to the Company on any theory of liability for special or punitive damages (as opposed to direct or actual damages) arising out of, or in connection with, or as a result of this Agreement.

         (b) If any action shall be brought against an Indemnified Party with respect to which indemnity may be sought against the Indemnifying Party under this Agreement, such Indemnified Party shall promptly notify the Indemnifying Party in writing and the Indemnifying Party shall, if requested by such Indemnified Party or if the Indemnifying Party desires to do so, assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all reasonable fees and expenses. The failure to so notify the Indemnifying Party shall not affect any obligations the Indemnifying Party may have to such Indemnified Party under this Agreement or otherwise unless the Indemnifying Party is materially adversely affected by such failure. Such Indemnified Party shall have the right to employ separate counsel in such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless: (i) the Indemnifying Party has failed to assume the defense and employ counsel reasonably satisfactory to such Indemnified Party or (ii) the named parties to any such action (including any impleaded parties) include such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party, in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, PROVIDED, HOWEVER, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the reasonable fees and expenses of more than one such firm of separate counsel, in addition to any local counsel, which counsel shall be designated by the Purchasers. The Indemnifying Party shall not be liable for any settlement of any such action effected without the written consent of the Indemnifying Party (which shall not be unreasonably withheld) and the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Party from and against any loss or liability by reasons of settlement of any action effected with the consent of the Indemnifying Party. In addition, the Indemnifying Party will not, without the prior written consent of the Indemnified Party, settle or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Party is a party thereto) unless such settlement, compromise, consent or termination includes an express unconditional release of the Purchasers and the other Indemnified Parties, reasonably satisfactory in form and substance to the Purchasers, from all liability arising out of such action, claim, suit or proceeding.

         (c) If for any reason the foregoing indemnity is unavailable (otherwise than pursuant to the express terms of such indemnity) to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then in lieu of indemnifying such Indemnified Party, the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such claims, liabilities, losses, damages, or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party on the one hand and by a Purchaser on the other from the transactions contemplated by this Agreement or (ii) if the allocation provided by clause (i) above is not permitted under applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and such Purchaser on the other, but also the relative fault of the Indemnifying Party and such Purchaser as well as any other relevant equitable considerations. Notwithstanding the provisions of this
SECTION 11.3, the aggregate contribution of all Indemnified Parties shall not exceed the amount of fees actually received by the Purchasers pursuant to this Agreement. It is hereby further agreed that the relative benefits to the Indemnifying Party on the one hand and a Purchaser on the other with respect to the transactions contemplated hereby shall be deemed to be in the same proportion as (i) the aggregate principal amount of Notes issued by the Company bears to (ii) the fees actually received by such Purchaser pursuant to this Agreement. The relative fault of the Indemnifying Party on the one hand and a Purchaser on the other with respect to the transactions contemplated hereby shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact related to information supplied by the Indemnifying Party or by such Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         (d) The indemnification, contribution and expense reimbursement obligations set forth in this SECTION 11.3 (i) shall be in addition to any liability the Indemnifying Party may have to any Indemnified Party at common law or otherwise, (ii) shall survive the termination of this Agreement and the payment in full of the Notes and (iii) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Purchasers or any other Indemnified Party.

         Section 11.4 EXPENSES. The Company agrees to pay all reasonable out-of-pocket costs, expenses and other payments of the Purchasers in connection with the purchase and sale of the Notes as contemplated by this Agreement including without limitation (i) reasonable fees and disbursements of special counsel and any local counsel for the Purchasers incurred in connection with the preparation of this Agreement, (ii) all reasonable out-of-pocket expenses of the Purchasers, including reasonable fees and disbursements of counsel, in connection with any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (iii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Purchasers and each Holder of Notes, including reasonable fees and disbursements of a single counsel (which counsel shall be selected by the Purchasers if the Purchaser is a Holder of Notes when such Event of Default occurs), in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

         Section 11.5 PAYMENT. The Company agrees that, so long as a Purchaser shall own any Notes purchased by it from the Company hereunder, the Company will make payments to such Purchaser of all amounts due thereon by wire transfer by 1:00 P.M. (New York City time) on the date of payment to such account as is specified beneath such Purchaser's name on the signature page hereof or to such other account or in such other similar manner as such Purchaser may designate to the Company in writing.

         Section 11.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the Company, the Purchasers, the Guarantors, the holders of the Designated Senior Debt and their respective successors and assigns; PROVIDED that neither the Company nor any Guarantor may assign or otherwise transfer its rights or obligations under this Agreement to any other Person without the prior written consent of the Majority Holders. All provisions hereunder purporting to give rights to the Purchasers and its Affiliates, or to Holders are for the express benefit of such Persons.

         Section 11.7 BROKERS. The Company represents and warrants that, except for DLJSC and Barclays Capital, it has not employed any broker, finder, financial advisor or investment banker who might be entitled to any brokerage, finder's or other fee or commission in connection with the Transaction or the sale of the Notes.

         Section 11.8 NEW YORK LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         Section 11.9 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         Section 11.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

         Section 11.11 CONFIDENTIALITY. (a) The Company acknowledges and agrees that: (i) the Purchasers and certain of their respective Affiliates are a full service financial firm and as such may from time to time effect transactions for their own account or the account of customers, and hold positions in loans or options on loans of Persons that may be the subject of this arrangement; (ii) the Purchasers may employ the services of DLJSC and its Affiliates in providing certain services hereunder and may, subject to CLAUSE (b) below, exchange with such entities information concerning Holdings, Intermediate Holdings, the Company and the Guarantors, and such Affiliates will be entitled to the benefits afforded the Purchasers hereunder, and (iii) the Purchasers or their respective Affiliates may be providing financing or other services to Persons whose interests may conflict with the interest of Holdings, Intermediate Holdings, the Company and the Guarantors.

         (b) The Purchasers and each other Holder agrees to keep confidential any Confidential Information; PROVIDED that nothing herein shall prevent the Purchasers or such other Holder from disclosing any such information (i) to the extent permitted under the Engagement Letter, (ii) to any Person which receives such information having been made aware of, and which agrees to maintain, the confidential nature thereof in order to facilitate or enable the Purchasers or such other Holder to syndicate, sell transfer (including, without limitation, the transfer of a participation in the Notes) or assign any portion of its notes, (iii) to any Holder, (iv) to its employees, directors, agents, attorneys, accountants and other professional advisors which receive such information having been made aware of the confidential nature thereof, (v) upon the request or demand of any Governmental Authority having jurisdiction over either Purchaser, (vi) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law,
(vii) which has been publicly disclosed other than in breach of this Agreement, or (viii) in connection with the exercise of any remedy hereunder.

         Section 11.12 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the issuance of the Notes.

         Section 11.13 CONSTRUCTION. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         Section 11.14 INTEGRATION. This Agreement represents the agreement of the parties hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by Holdings, the Company or the Purchasers relative to the subject matter hereof not expressly set forth herein or in the other Financing Documents.

         Section 11.15 REPLACEMENT NOTES. If any mutilated Note is surrendered to the Company or the Company receives reasonably satisfactory evidence of the destruction, loss or theft of any Note (which evidence shall be, in the case of an institutional investor, notice from such institutional investor of such ownership and such destruction, loss or theft), the Company shall, at the expense of the holder of such Note, execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

         Section 11.16 HEADINGS. Section headings used herein and in the table of contents are for convenience only and are not to effect the construction of, or be taken into consideration in interpreting this Agreement and the other Financing Documents.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers, as of the date first above written.

                                      RAILAMERICA TRANSPORTATION
                                          CORP.


                                      By:  /s/ Joseph B. Doherty
                                         ------------------------------------
                                           Name: Joseph B. Doherty
                                           Title: Treasurer

                                      Address for Notices:
                                          5300 Broken Sound Blvd. N.W.
                                          Boca Raton, FL 33487
                                          Telecopier:  (561) 994-3929
                                          Attention:  Joseph B. Doherty



                                      GUARANTORS:
                                      RAILAMERICA, INC.


                                      By:  /s/ Joseph B. Doherty
                                         ------------------------------------
                                           Name: Joseph B. Doherty
                                           Title: Treasurer

                                      Address for Notices:
                                          5300 Broken Sound Blvd. N.W.
                                          Boca Raton, FL 33487
                                          Telecopier:  (561) 994-3929
                                          Attention:  Joseph B. Doherty

                                        PALM BEACH RAIL HOLDING, INC.


                                        By:  /s/ Joseph B. Doherty
                                           ------------------------------------
                                             Name: Joseph B. Doherty
                                             Title: Treasurer

                                        Address for Notices:
                                            5300 Broken Sound Blvd. N.W.
                                            Boca Raton, FL 33487
                                            Telecopier:  (561) 994-3929
                                            Attention:  Joseph B. Doherty



                                        CASCADE AND COLUMBIA RIVER
                                            RAILROAD COMPANY, INC., a
                                            Delaware corporation

                                        DAKOTA RAIL, INC., a South Dakota
                                            corporation

                                        DELAWARE VALLEY RAILWAY
                                            COMPANY, INC., a Delaware
                                            corporation

                                        FLORIDA RAIL LINES, INC., a Delaware
                                            corporation

                                        HURON AND EASTERN RAILWAY
                                            COMPANY, INC., a Michigan
                                            corporation

                                        KS BOCA, INC., a Florida corporation

                                        KALYN/SIEBERT INCORPORATED, a
                                            Texas corporation

                                        MARKSMAN CORP., a Delaware
                                            corporation

                                        MINNESOTA NORTHERN RAILROAD,
                                            INC., a Delaware corporation

                                        OTTER TAIL VALLEY RAILROAD
                                            COMPANY, INC., a Minnesota
                                            corporation

                                        PLAINVIEW TERMINAL COMPANY, a
                                            Texas corporation

                                        PRAIRIE HOLDING CORPORATION, a
                                            Florida corporation

                                        RAILAMERICA AUSTRALIA, INC., a
                                            Delaware corporation

                                        RAILAMERICA EQUIPMENT
                                            CORPORATION, a Delaware
                                            corporation

                                        RAILAMERICA INTERMODAL
                                            SERVICES, INC., a Delaware
                                            corporation

                                        RAIL OPERATING SUPPORT GROUP,
                                            INC., a Delaware corporation

                                        SAGINAW VALLEY RAILWAY
                                            COMPANY, INC., a Delaware
                                            corporation

                                        SOUTH CENTRAL TENNESSEE
                                            RAILROAD CORP., a Delaware
                                            corporation

                                        ST. CROIX VALLEY RAILROAD
                                            COMPANY, a Delaware corporation

                                        TOLEDO, PEORIA & WESTERN
                                            RAILWAY CORPORATION, a New
                                            Jersey corporation

                                        THE TOLEDO, PEORIA & WESTERN
                                            RAILROAD CORPORATION, a New
                                            York corporation

                                        VENTURA COUNTY RAILROAD CO.,
                                            INC., a Delaware corporation

                                        WEST TEXAS AND LUBBOCK
                                            RAILROAD COMPANY, INC., a Texas
                                            corporation

                                        INDIANA SOUTHERN RAILROAD, INC.,
                                            a Delaware corporation

                                        CENTRAL RAILROAD COMPANY OF
                                            INDIANAPOLIS, an Indiana
                                            corporation

                                        CENTRAL RAILROAD COMPANY OF
                                            INDIANA, an Indiana corporation

                                        DALLAS, GARLAND &
                                            NORTHEASTERN RAILROAD, INC.,
                                            a Texas corporation

                                        DALLAS, GARLAND &
                                            NORTHEASTERN RAILROAD, INC.,
                                            a Delaware corporation

                                        GEORGIA SOUTHWESTERN
                                            RAILROAD, INC., a Texas corporation

                                        INDIANA AND OHIO RAIL CORP., a
                                            Delaware corporation

                                        INDIANA AND OHIO RAILWAY
                                            COMPANY., a Delaware corporation

                                        INDIANA AND OHIO CENTRAL
                                            RAILROAD INC., a Delaware
                                            corporation

                                        CONNECTICUT SOUTHERN
                                            RAILROAD, INC., a Delaware
                                            corporation

                                        CENTRAL OREGON & PACIFIC
                                            RAILROAD, INC., a Delaware
                                            corporation

                                        BOSTON CENTRAL FREIGHT
                                            RAILROAD, INC., a Delaware
                                            corporation

                                        AUSTIN & NORTHWESTERN
                                            RAILROAD COMPANY., INC., a
                                            Texas corporation

                                        SOUTH CAROLINA CENTRAL
                                            RAILROAD COMPANY, INC., a South
                                            Carolina corporation

                                        SAN DIEGO & IMPERIAL VALLEY
                                            RAILROAD COMPANY, INC., a
                                            California corporation

                                        RAILTEX LOGISTICS, INC., a Delaware
                                            corporation

                                        MID-MICHIGAN RAILROAD, INC., a
                                            Michigan corporation

                                        MISSOURI & NORTHERN ARKANSAS
                                            RAILROAD COMPANY, INC., a
                                            Kansas corporation

                                        RAILTEX DISTRIBUTION SERVICES,
                                            INC., a Texas corporation

                                        RAILTEX INTERNATIONAL
                                            HOLDINGS, INC., a Delaware
                                            corporation

                                        NORTH CAROLINA AND VIRGINIA
                                            RAILROAD COMPANY, INC., a
                                            Delaware corporation

                                        NEW ENGLAND CENTRAL RAILROAD,
                                            INC., a Delaware corporation

                                        NEW ORLEANS LOWER COAST
                                            RAILROAD COMPANY, INC., a
                                            Louisiana corporation

                                        PITTSBURGH INDUSTRIAL
                                            RAILROAD, INC., a Delaware
                                            corporation

                                        RAILTEX ACQUISITION CORP., a
                                            Delaware corporation

                                        RAILTEX SERVICE CO., INC., a
                                            Delaware corporation


                                        By:  /s/ Joseph B. Doherty
                                           ------------------------------------
                                             Name: Joseph B. Doherty
                                             Title: Treasurer

COMMITMENT:                             PURCHASERS:
-----------                             RAIL AMERICA FUNDING, INC.
$95,000,000

                                        By:
                                           ----------------------------------
                                             Name:
                                             Title:

                                        Address for Notices:
                                            277 Park Avenue
                                            New York, NY 10172
                                            Telecopier: 212-892-7542
                                            Attention: Joe Adipietro

                                        Wiring Instructions:

                                            ABA#
                                            A/C#
===========                             Attention:
$95,000,000